FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-195164-08

Free Writing Prospectus
Preliminary Collateral Term Sheet

$1,164,686,419
(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

Wells Fargo Commercial Mortgage Trust 2015-C28
as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
as Depositor

Wells Fargo Bank, National Association
Rialto Mortgage Finance, LLC
C-III Commercial Mortgage LLC
Basis Real Estate Capital II, LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2015-C28

April 29, 2015

WELLS FARGO SECURITIES

Lead Manager and Sole Bookrunner
Deutsche Bank Securities Co-Manager	Morgan Stanley Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-195164) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted.  The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities.  These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING CERTAIN ESTIMATES AND OTHER INFORMATION

This free writing prospectus contains certain forward-looking statements.  If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A.  Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The certificates to be backed in part by the assets described herein, and such assets, are subject to modification, revision and other changes any time prior to issuance or availability of a final prospectus, such certificates are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of such certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics (including with respect to the underlying assets) that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics (including with respect to the underlying assets) described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates to be backed in part by the assets described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

No. 1 – TKG 2 Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$87,547,500			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$87,547,500			Location:	Various - See Table
% of Initial Pool Balance:	7.5%			Size(3):	879,220 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(3):	$99.57
Borrower Names(1):	Various			Year Built/Renovated:	Various – See Table
Sponsor:	E. Stanley Kroenke			Title Vesting(4)(5):	Fee & Leasehold
Mortgage Rate:	4.086%			Property Manager:	Self-managed
Note Date:	April 10, 2015			3rd Most Recent Occupancy:	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(3):	96.7% (12/31/2013)
Maturity Date:	April 6, 2025			Most Recent Occupancy (As of)(3):	96.8% (12/31/2014)
IO Period:	120 months			Current Occupancy (As of)(3):	95.9% (4/1/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$7,200,278 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$7,316,002 (12/31/2014)
Call Protection:	L(24),GRTR 1% or YM(92),O(4)			Most Recent NOI (As of):	$8,349,084 (TTM 2/28/2015)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None			U/W Revenues:	$11,103,505
Additional Debt Type:	NAP			U/W Expenses:	$3,471,760
				U/W NOI:	$7,631,745
				U/W NCF:	$7,147,556
Escrows and Reserves(2):				U/W NOI DSCR:	2.10x
				U/W NCF DSCR:	1.97x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	8.7%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield:	8.2%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$118,270,000
Replacement Reserves	$0	Springing	NAP	As-Is Appraisal Valuation Date(6):	Various
TI/LC Reserve	$0	Springing	$2,188,237	Cut-off Date LTV Ratio:	74.0%
Ground Rent	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	74.0%

(1)	See “The Borrowers” section.
(2)	See “Escrows” section.
(3)	Size and Occupancy include 295,698 square feet of tenant-owned improvements at the Spring Prairie Center property.
(4)
One of the borrowers owns a leasehold interest in the Spring Prairie Center property pursuant to a ground lease from the State of Montana. One of the borrowers owns a fee and leasehold interest in the Fairhaven Commons property (in which case, the borrower is both ground lessor and ground lessee).

(5)	See “Ground Lease” section.
(6)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “TKG 2 Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering four retail properties and the leased fee interest in a retail property located in five states (the “TKG 2 Portfolio Properties”). The TKG 2 Portfolio Mortgage Loan was originated on April 10, 2015 by Rialto Mortgage Finance, LLC. The TKG 2 Portfolio Mortgage Loan had an original principal balance of $87,547,500, has an outstanding principal balance as of the Cut-off Date of $87,547,500 and accrues interest at an interest rate of 4.086% per annum. The TKG 2 Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the term of the TKG 2 Portfolio Mortgage Loan. The TKG 2 Portfolio Mortgage Loan matures on April 6, 2025.

Following the lockout period, the borrowers have the right to prepay the TKG 2 Portfolio Mortgage Loan in whole, or in part (see “Partial Release” section) on any date before January 6, 2025 provided that the borrowers pay the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the then outstanding principal balance. In addition, the TKG 2 Portfolio Mortgage Loan is prepayable without penalty on or after January 6, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TKG 2 PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$87,547,500	100.0%	Loan payoff	$76,052,241	86.9%
			Closing costs	970,174	1.1
			Return of equity	10,525,086	12.0
Total Sources	$87,547,500	100.0%	Total Uses	$87,547,500	100.0%

The Properties.  The TKG 2 Portfolio Properties are comprised of four retail properties and the leased fee interest in a retail property, totaling 879,220 square feet and located in Colorado, Louisiana, Massachusetts, Michigan and Montana. The TKG 2 Portfolio Properties were built between 1988 and 2007 and as of April 1, 2015, were 95.9% occupied by 78 tenants with individual occupancies ranging from 88.3% to 100.0%. The TKG 2 Portfolio Properties were approximately 56.6% occupied by investment grade tenants as of April 1, 2015. The TKG 2 Portfolio Properties were acquired by the borrower through individual transactions executed from 2012 to 2014.

The following table presents certain information relating to the TKG 2 Portfolio Properties:

Property Name – Location	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Allocated Cut-off Date Principal Balance	Appraised Value	Allocated LTV
University Place – Shreveport, LA	37.7%	98.4%	2001/NAP	178,710	$33,037,500	$44,900,000	73.6%
Fairhaven Commons – Fairhaven, MA	23.0%	88.3%	1990/NAP	212,393	$20,100,000	$27,400,000	73.4%
Castle Rock Shoppes – Castle Rock, CO	21.9%	97.2%	2007/NAP	105,528	$19,200,000	$25,600,000	75.0%
Meridian Towne Center – Okemos, MI	9.8%	93.7%	1988/NAP	86,891	$8,587,500	$11,540,000	74.4%
Spring Prairie Center – Kalispell, MT	7.6%	100.0%	2004/NAP	295,698(1)	$6,622,500	$8,830,000	75.0%
Total/Weighted Average	100.0%	95.9%		879,220	$87,547,500	$118,270,000	74.0%

(1)	Net Rentable Area includes 295,698 square feet of tenant-owned improvements at the Spring Prairie Center property.

University Place – Shreveport, Louisiana (37.7% of Cut-off Date Principal Balance)

The University Place property is a 178,710 square foot anchored retail center located in Shreveport, Louisiana. The University Place property is anchored by Best Buy, Bed Bath & Beyond, TJ Max and shadow anchored by Target. As of April 1, 2015, the University Place property was 98.4% occupied by 27 tenants.

Fairhaven Commons – Fairhaven, Massachusetts (23.0% of Cut-off Date Principal Balance)

The Fairhaven Commons property is a 212,393 square foot anchored retail center located in Fairhaven, Massachusetts. The Fairhaven Commons property is anchored by Walmart, Marshall’s, Sears and Ocean State Job Lot. As of April 1, 2015, the Fairhaven Commons property was 88.3% occupied by 11 tenants.

Castle Rock Shoppes – Castle Rock, Colorado (21.9% of Cut-off Date Principal Balance)

The Castle Rock Shoppes property is a 105,528 square foot anchored retail center located in Castle Rock, Colorado. The Castle Rock Shoppes property is anchored by Sprouts Farmers Market and Michael’s and is shadow anchored by Home Depot. As of April 1, 2015, the Castle Rock Shoppes property was 97.2% occupied by 14 tenants.

Meridian Towne Center – Okemos, Michigan (9.8% of Cut-off Date Principal Balance)

The Meridian Towne Center property is a 86,891 square foot anchored retail center located in Okemos, Michigan. The Meridian Towne Center property is anchored by Marshall’s and shadow anchored by Target.  As of April 1, 2015, the Meridian Towne Center property was 93.7% occupied by 12 tenants.

Spring Praire Center – Kalispell, Montana (7.6% of Cut-off Date Principal Balance)

The Spring Prairie Center property is comprised of 31.0 acres of land beneath an anchored retail center located in Kalispell, Montana.  The Spring Prairie Center property is ground leased from the State of Montana and, in turn, sub-let to eight retailers, including Lowe’s and Costco. As of April 1, 2015, the Spring Prairie Center property was 100.0% occupied by 8 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TKG 2 PORTFOLIO

The following table presents certain information relating to the tenancies at the TKG 2 Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date
Anchor Tenant – Collateral
Stop & Shop(4)(5)	B/B1/B+	52,131	5.9%	$12.35	$643,727	7.3%	NAV	NAV	5/31/2020
Best Buy(6)	BB/Baa2/BB	45,830	5.2%	$14.00	$641,620	7.3%	NAV	NAV	1/31/2017
Walmart(5)	AA/Aa2/AA	93,568	10.6%	$5.95	$556,730	6.3%	$425	1.9%	8/21/2018
Sprouts(7)	NR/NR/BB-	28,314	3.2%	$17.00	$481,338	5.5%	NAV	NAV	2/28/2025
Bed Bath & Beyond(6)	NR/Baa1/A-	30,000	3.4%	$11.00	$330,000	3.8%	NAV	NAV	1/31/2022
Sears(5)	CC/Caa1/CCC+	21,422	2.4%	$14.45	$309,548	3.5%	NAV	NAV	4/24/2016
TJ Maxx(6)	NR/A3/A+	30,000	3.4%	$8.75	$262,500	3.0%	NAV	NAV	1/31/2017
Michael’s(7)	NR/NR/B+	21,647	2.5%	$11.50	$248,940	2.8%	NAV	NAV	8/31/2017
Big 5 Sporting Goods(7)	NR/NR/NR	10,251	1.2%	$14.50	$148,632	1.7%	NAV	NAV	1/31/2019
Office Max(7)	NR/B2/B-	14,300	1.6%	$9.25	$132,275	1.5%	NAV	NAV	3/31/2019
Total Anchor Tenant – Collateral		347,463	39.5%	$10.81	$3,755,310	42.8%

Major Tenants – Collateral
LifeWay Christian Store(6)	NR/NR/NR	10,000	1.1%	$20.00	$200,000	2.3%	$294	9.0%	9/30/2016
David’s Bridal(8)	NR/B3/B	10,083	1.1%	$19.68	$198,433	2.3%	NAV	NAV	2/28/2017
Marshalls(8)	NR/A3/A+	26,470	3.0%	$7.13	$188,730	2.2%	$331	3.7%	3/31/2020
Total Major Tenants – Collateral		46,553	5.3%	$12.61	$587,163	6.7%

Ground Lease
Lowe’s(9)	NR/A3/A-	134,456	15.3%	$1.72	$231,125	2.6%	NAV	NAV	12/31/2024
Costco(9)	A+/A1/A+	131,532	15.0%	$1.73	$227,265	2.6%	NAV	NAV	9/30/2025
Famous Dave’s(9)	NR/NR/NR	7,762	0.9%	$6.15	$47,700	0.5%	NAV	NAV	6/30/2026
Wells Fargo(9)	AA-/A2/A+	5,429	0.6%	$11.14	$60,500	0.7%	NAV	NAV	2/28/2031
Applebees(9)	NR/NR/NR	5,776	0.7%	$9.18	$53,000	0.6%	NAV	NAV	9/30/2030
Mednorth(9)	NR/NR/NR	5,615	0.6%	$11.75	$66,000	0.8%	NAV	NAV	2/28/2029
McDonalds(9)	A/A2/A	3,224	0.4%	$17.83	$57,500	0.7%	NAV	NAV	11/15/2027
Starbucks(9)	A-/A3/A-	1,904	0.2%	$25.41	$48,375	0.6%	NAV	NAV	2/28/2027
Total Ground Leases – Collateral		295,698	33.6%	$2.68	$791,465	9.0%

Non-Major Tenants – Collateral		153,601	17.5%	$23.70	$3,641,100	41.5%

Occupied Collateral Total		843,315	95.9%	$10.41	$8,775,038	100.0%

Vacant Space		35,905	4.1%

Collateral Total		879,220	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Unless otherwise noted, Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent escalations through April 30, 2016 totaling $90,047 for the University Place, Fairhaven Commons and Castle Rock Shoppes properties; and through March 31, 2016 totaling $31,969 for the Spring Prairie Center and Meridian Towne Center properties.

(3)	Sales PSF and Occupancy Cost are for the trailing 12-month period ending December 31, 2014.
(4)	Stop & Shop subleases 30,130 square feet of its space to Marshall’s (expiring May 31, 2020) and 22,068 square feet of its space to Ocean State Job Lot (expiring May 30, 2020).
(5)	Located at the Fairhaven Commons property.
(6)	Located at the University Place property.
(7)	Located at the Castle Rock Shoppes property.
(8)	Located at the Meridian Towne Center property.
(9)	Tenant owns its own improvements at the Spring Prairie Center property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TKG 2 PORTFOLIO

The following table presents certain information relating to the historical sales (PSF) at the TKG 2 Portfolio Properties:

Historical Sales (PSF)

Tenant Name	2013(1)	2014(1)
Walmart	$450	$425
TJ Max	$277	NAV
Marshalls	NAV	$331
LifeWay Christian Store	$247	$294

(1)	Historical Sales (PSF) are based on historical statements provided by the borrower.

The following table presents certain information relating to the lease rollover schedule at the TKG 2 Portfolio Properties:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative% of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(4)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	6	12,256	1.4%	12,256	1.4%	$211,941	$17.29
2016	9	57,524	6.5%	69,780	7.9%	$964,564	$16.77
2017	18	139,273	15.8%	209,053	23.8%	$2,277,221	$16.35
2018	9	111,920	12.7%	320,973	36.5%	$1,104,236	$9.87
2019	8	41,561	4.7%	362,534	41.2%	$636,382	$15.31
2020	7	96,296	11.0%	458,830	52.2%	$1,160,579	$12.05
2021	2	10,400	1.2%	469,230	53.4%	$120,475	$11.58
2022	2	31,678	3.6%	500,908	57.0%	$346,207	$10.93
2023	4	13,944	1.6%	514,852	58.6%	$555,122	$39.81
2024	2	137,205	15.6%	652,057	74.2%	$329,402	$2.40
2025	2	159,846	18.2%	811,903	92.3%	$708,603	$4.43
Thereafter	9	31,412	3.6%	843,315	95.9%	$360,307	$11.47
Vacant	0	35,905	4.1%	879,220	100.0%	$0	$0.00
Total/Weighted Average	78	879,220	100.0%			$8,775,038	$10.41

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Includes 295,698 square feet of tenant-owned improvements at the Spring Prairie Center property.
(4)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the TKG 2 Portfolio Properties:

Historical Occupancy

12/31/2012	12/31/2013(1)(2)	12/31/2014(1)(2)	4/1/2015(2)(3)
NAV	96.7%	96.8%	95.9%
(1)	Information obtained from the borrowers.
(2)	Occupancies include 295,698 square feet of tenant-owned improvements at the Spring Praire Center property.
(3)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TKG 2 PORTFOLIO

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the TKG 2 Portfolio Properties:

Cash Flow Analysis

	2012	2013	2014	TTM 2/28/2015	U/W	% of Total Effective Gross Income	U/W $ per SF
Base Rent	$6,198,190	$8,258,021	$8,485,204	$9,227,954	$8,653,022	77.9%	$14.83
Rent Steps	0	0	0	0	122,016	1.1	0.21
Percentage Rent	106,809	12,642	86,653	86,653	69,314	0.6	0.12
Grossed Up Vacant Space	0	0	0	0	584,986	5.3	1.00
Total Reimbursables	1,494,081	1,854,167	1,712,967	2,054,689	2,431,983	21.9	4.17
Other Income	19,116	3,493	68,787	68,780	5,310	0.0	0.01
Less Vacancy & Credit Loss	0	0	0	0	(763,127)(1)	(6.9)	(1.31)
Effective Gross Income	$7,818,195	$10,128,324	$10,353,612	$11,438,077	$11,103,505	100.0%	$19.03

Total Operating Expenses	$2,300,787	$2,928,045	$3,037,609	$3,088,993	$3,471,760	31.3%	$5.95

Net Operating Income	$5,517,408	$7,200,278	$7,316,002	$8,349,084	$7,631,745	68.7%	$13.08
TI/LC	0	0	0	0	371,173	3.3	0.64
Capital Expenditures	0	0	0	0	113,015	1.0	0.19
Net Cash Flow	$5,517,408	$7,200,278	$7,316,002	$8,349,084	$7,147,556	64.4%	$12.25

NOI DSCR	1.52x	1.98x	2.01x	2.30x	2.10x
NCF DSCR	1.52x	1.98x	2.01x	2.30x	1.97x
NOI DY	6.3%	8.2%	8.4%	9.5%	8.7%
NCF DY	6.3%	8.2%	8.4%	9.5%	8.2%

(1)	The underwritten economic vacancy is 6.9%. The TKG 2 Portfolio Properties were 95.9% physically occupied as of April 1, 2015.

Appraisal.  As of the appraisal valuation dates ranging from January 31, 2015 to February 19, 2015, the TKG 2 Portfolio Properties had an aggregate “as-is” appraised value of $118,270,000.

Environmental Matters.  According to Phase I environmental assessments dated February 27, 2015, there was no evidence of any recognized environmental conditions at the TKG 2 Portfolio Properties.

Market Overview and Competition.  The TKG 2 Portfolio Properties are located in five diverse markets.

Shreveport, Louisiana

The University Place property is located in Shreveport, Louisiana, approximately 9.0 miles south of the Shreveport central business district. Regional access to the University Place property’s neighborhood is provided by Youree Drive and E. 70th Street. E. 70th Street runs in an east/west direction connecting the area to Bossier City to the east and Interstate 20 to the west providing access to Dallas, Texas. The immediate area surrounding the University Place property consists of a mix of older and newer commercial properties, single-family and multi-family residential developments. Commercial development is primarily retail and service-oriented, concentrated along the major roadways such as Youree Drive and E. 70th Street. Just south of the University Place property is a Target and a Sam’s Club. Kings Crossing is located across the street from the University Place property and is anchored by Lowe’s, PetSmart, and Pier 1 Imports.  Also located across from the University Place property is Regal Court Shopping Center, which is anchored by JC Penney, Kohl’s, and Dick’s Sporting Goods. According to a third party market research report the 2015 estimated population within a one-, three-, and five-mile radius of the University Place property is 6,739, 61,915 and 146,786, respectively, and the average household income within the same radii is $86,296, $81,644 and $68,951, respectively. According to a third party market research report, submarket rent and vacancy are estimated to be $18.17 per square foot on a triple net basis and 4.4%, respectively.

Fairhaven, Massachusetts

The Fairhaven Commons property is located in southeastern Massachusetts in the town of Fairhaven, approximately 55.0 miles south of Boston. The Fairhaven Commons property is positioned near the corner of Route 240 and Route 6, a major intersection in the Fairhaven Commons property’s neighborhood.  The immediate area surrounding the Fairhaven Commons property consists primarily of commercial development located along Route 6. Fairhaven Plaza (located less than one-half mile southeast of the Fairhaven Commons property) is a 81,156 square foot Super Stop & Shop anchored shopping center with other tenants including Rocky’s Ace Hardware and Sleepy’s.  Berdon Plaza (located one-half mile south of the Fairhaven Commons property) is a 114,449 square foot Shaw’s anchored grocery center. Plaza Way’s (located one-half mile south of the Fairhaven Commons property) tenant base is comprised of a Kmart, Staples, and Dollar Tree. The remaining retail uses surrounding the Fairhaven Commons property include free-standing bank branches, free-standing restaurants, gas stations, and service-related retailers. Residential development in the neighborhood is primarily located along secondary streets and consists of single-family residences.  The nearest regional mall is Dartmouth Mall, located approximately eight miles west of the Fairhaven Commons property. Dartmouth Mall totals 669,000 square feet and is anchored by JC Penney, Macy’s, Sears, and AMC Theatres.  According to a third party market research report, the 2015 estimated population within a one-, three-, and five-mile radius of the Fairhaven Commons property is 4,794, 80,815 and 130,648, respectively, and the average household income within the same radii is $78,536, $51,099, and $58,521, respectively. According to a third party market research report, submarket rent and vacancy are estimated to be $13.25 per square foot on a triple net basis and 5.1%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TKG 2 PORTFOLIO

Castle Rock, Colorado

The Castle Rock Shoppes property is located in the town of Castle Rock, in north central Colorado, approximately 27.0 miles south of Denver’s central business district.  Regional access to the Castle Rock Shoppes property’s neighborhood is provided by Interstate 25, the primary north/south connector, and Founders Parkway, a major east/west artery, which are both adjacent to the Castle Rock Shoppes property. Interstate 25 connects Denver to the north and Colorado Springs to the south. The immediate area surrounding the Castle Rock Shoppes property consists primarily of retail properties, vacant land and single-family subdivisions. Retail centers located less than one mile south of the Castle Rock Shoppes property include the Shops at Milestone, which is anchored by Kings Soopers, Outlets at Castle Rock, and Home Depot. Adjacent to the Castle Rock Shoppes property is a major retail development under construction that will be anchored by a 136,000 square foot Sam’s Club. The new development, Promenade at Castle Rock, is scheduled to be completed in the summer of 2016. According to a third party market research report, the 2015 estimated population within a one-, three-, and five-mile radius of the Castle Rock Shoppes property is 3,497, 34,386 and 67,796, respectively, and the average household income within the same radii is $120,100, $128,927, and $126,910, respectively. According to a third party market research report, submarket rent and vacancy are estimated to be $17.66 per square foot on a triple net basis and 4.2%, respectively.

Okemos, Michigan

The Meridian Towne Center property is located in Okemos, Michigan, which is approximately eight miles east of the Lansing central business district. Regional access to the neighborhood is provided by Interstate 96, a major east/west thoroughfare located approximately three miles south of the Meridian Towne Center property. Interstate 96 provides access to Detroit to the east and Grand Rapids to the west. The immediate area surrounding the Meridian Towne Center property consists of second generation commercial space. The neighborhood land use is a mix of commercial and residential development.  The major retail developments in the area include the Meridian Mall and Lansing Mall. Meridian Mall, located less than one quarter mile west of the Meridian Towne Center property, was built in 1969 and renovated in 2001. Meridian Mall is classified as a regional mall with 978,129 square feet and features a food court and approximately 125 stores. Meridian Mall is anchored by Bed, Bath & Beyond, Dick’s Sporting Goods, JC Penney, Macy’s and Younkers. Lansing Mall, located 11.7 miles west of the Meridian Towne Center property, was built in 1969 and renovated in the early 2000’s. Lansing Mall is an 830,052 square foot mall, featuring approximately 90 stores and is anchored by Best Buy, Younkers, Dunham’s Sports, JC Penney, Macy’s, and TJ Maxx. Other retail malls in the greater area include Howell Outlet Center (located 26.6 miles east), Jackson Crossing (located approximately 37.4 miles south), and Westwood Mall (located 38.9 miles south). According to third party market research, the 2015 estimated population within a one-, three-, and five-mile radius of the Meridian Town Center Property is 3,651, 49,262 and 97,828, respectively, and the average household income within the same radii is $67,261, $75,607 and $70,546, respectively. According to a third party market research report, submarket rent is estimated to range from $10.00 to $25.00 per square foot, on a triple-net basis, and vacancy is estimated at 10.0%.

Kalispell, Montana

The Spring Prairie Center property is located three miles north of the Kalispell, Montana central business district. Primary access to the area is provided by U.S. Highway 2 and U.S. Highway 93, as well as additional points of access by air and rail services. Glacier Park International Airport is located eight miles northeast of the Spring Prairie Center property. Rail service for commercial users is provided by Burlington Northern and Santa Fe, while passenger rail service is provided by Amtrak. The area surrounding the Spring Prairie Center property consists of a mix of commercial uses along U.S. Highway 2 and U.S. Highway 93 with residential uses along secondary arterials. Commercial development includes retail and office uses, a significant concentration of medical related development near Kalispell Regional Medical Center (approximately two miles south of the Spring Prairie Center property), and Flathead Valley Community College (one mile south of the Spring Prairie Center property). In addition to the Spring Prairie Center property’s anchor tenants, major retailers in the neighborhood include Walmart Supercenter, Home Depot, Best Buy, Ross, Bed, Bath & Beyond, Target, Dollar Tree, and Cabela’s. According to third party market research report, the 2015 estimated population within a one-, three-, and five-mile radius of the Spring Prairie Center property is 6,047, 21,583, and 36,869, respectively and the average household income within the same radii is $58,449, $54,963 and $58,051, respectively. According to a third party market research report, submarket rent and vacancy are estimated to be $5.16 per square foot on a triple net basis and 5.9%, respectively.

The Borrowers.  The borrowers are TKG Castle Rock Colorado, LLC; TKG Fairhaven Commons, LLC; TKG Meridian Towne Center, LLC, TKG Spring Prairie Development, LLC; Shreve Center DE, L.L.C; and Shreve Center Lot 10, L.L.C., each of which is a single purpose Delaware limited liability company with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the TKG 2 Portfolio Mortgage Loan. The borrowers are owned by E. Stanley Kroenke with R. Otto Maly as manager. Mr. Kroenke is the guarantor of certain nonrecourse carveouts under The TKG 2 Portfolio Mortgage Loan.

The Sponsor.  The sponsor, E. Stanley Kroenke, is chairman, co-founder, and owner of THF Realty, a real estate development firm. Mr. Kroenke holds real estate interests in shopping centers, office buildings, industrial and warehouse properties, sports stadiums and storage facilities across the United States. Mr. Kroenke owns 235 properties totaling approximately 37.6 million square feet.  Mr. Kroenke’s current and former board and trustee memberships include Wal-Mart Stores, Inc., Central Bancompany, Boone County National Bank and Community Investments Partnerships of St. Louis. Mr. Kroenke also owns the Denver Nuggets of the NBA, the Colorado Avalanche of the NHL, the St. Louis Rams of the NFL, and is the largest shareholder in Arsenal of the English Premier League. According to a letter from Mr. Kroenke’s accounting firm dated March 19, 2015, he had a current net worth and liquidity in excess of $100.0 million and $20.0 million, respectively. Mr. Kroenke is also the sponsor under the Winding Woods Mortgage Loan, which will be contributed to the WFCM 2015-C28 Trust.

Escrows.  No ongoing monthly escrows are required for real estate taxes, insurance, or ground rent so long as no Cash Management Trigger Event or Cash Sweep Event (as defined below) has occurred and is continuing under the TKG 2 Portfolio Mortgage Loan documents. Monthly reserves in the amount of $7,294 for replacement reserves and $36,471 for tenant improvement and leasing commissions (subject to a cap of $2,188,237) are requied upon the occurrence of the earlier of a Cash Management Trigger Event or Cash Sweep Event (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TKG 2 PORTFOLIO

In the event a Cash Management Trigger Event or Cash Sweep Event has occurred, the borrowers are required to make monthly deposits: (i) for the payment of real estate taxes in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve month period and for the payment of insurance in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period; (ii) in addition to the monthly tenant improvement and leasing commissions reserve, an amount equal to all extraordinary lease payment amounts; and (iii) for ground rent in an amount equal to the ground rent for the month in which the payment date occurs.

Lockbox and Cash Management.  Upon the occurrence and continuance of a Cash Management Trigger Event, the borrowers are required to establish a lender-controlled lockbox account. The loan documents also require that all revenues received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Sweep Event, all excess funds on deposit are disbursed to the borrowers.

A “Cash Management Trigger Event” and “Cash Sweep Event” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the occurrence of a bankruptcy action of any of the borrowers, the guarantor or the manager; or (iii) the occurrence and continuance of a Cash Management DSCR Trigger Event (as defined below). A Cash Management Trigger Event will end with respect to clause (i), upon the cure of such event of default has been cured; with respect to clause (ii), upon such bankruptcy petition being discharged, stayed, or dismissed among other conditions; and with respect to (iii), once the debt service coverage ratio is greater than 1.15x for two consecutive quarters, among other conditions.

A “Cash Management DSCR Trigger Event” occurs upon any date the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is less than 1.15x.

A “Cash Sweep DSCR Trigger Event” occurs upon any date the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of such determination, is less than 1.10x; provided that a Cash Sweep DSCR Trigger Event shall not be deemed to have occurred if within five (5) days of written notification to the borrowers of the lender’s determination of the debt service coverage ratio, the borrowers deliver to the lender one or more Master Leases (as defined below) that results in a minimum debt service coverage ratio of 1.25x for the TKG 2 Portfolio Properties.

A “Master Lease” is a lease agreement between the borrowers, as landlord, and the guarantor, as tenant, that (i) is for a term of 10 or more years, (ii) is subordinate to the loan documents, and (iii) contains terms and conditions reasonably acceptable to lender. The Master Lease may not be amended without prior consent of the lender, and can be terminated only if no event of default exists and upon satisfaction of: (a) as of the Master Lease termination date, the amortizing debt service coverage ratio excluding rent from the Master Lease is at least 1.25x for two consecutive quarters, or (b) at the time of termination, the borrowers deposit with the lender an amount equal to cash flow that would have been swept into the excess cash flow account, among other conditions.  The are no Master Leases currently in effect.

Property Management.  The TKG 2 Portfolio Properties are managed by an affiliate of the sponsor.

Assumption.  The borrowers have the ongoing right to transfer the TKG 2 Portfolio Properties one year after the origination date, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, a rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C28 Certificates.

Partial Release.  The borrowers are permitted to release any of the TKG 2 Portfolio Properties after April 10, 2017 but prior to December 6, 2024, subject to certain conditions including: (i) the applicable release price of 110% of the allocated loan amount has been paid to the lender; (ii) no default or event of default exists; (iii) the borrowers deliver a certificate to the lender confirming that the representations and warranties in the loan agreement are true and correct in all material respect as of the date of the release; (iv) the borrowers have paid all expenses to lender in connection with the release on and as of the date of release; (v) the borrowers and guarantor have executed and delivered documentation to the lender confirming the continued validity of the loan documents; (vi) after release, the debt service coverage ratio based on the trailing six months preceding the date of determination with respect to the individual properties remaining subject to the loan documents is no less than the greater of (1) 1.35x and (2) the debt service coverage ratio based upon the trailing six months period preceding the date of determination as of the date immediately preceding such release; (vii) after the release the loan to value ratio is not greater than the lesser of (1) 75.0% and (2) the loan to value ratio as of the date immediately preceding such release; (viii) the lender has received a confirmation from DBRS, KBRA and Moody’s that such release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C28 Certificates; and (ix) after such release, no borrowers that shall continue to be obligated under the terms of the loan documents shall be the owners of, or have any interest in, such released individual property and the lender has received satisfactory evidence (if available) a copy of a title policy, dated as of the date of such release, among other conditions.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  The Spring Prairie Center property consists of a 31.0-acre site, leased to the borrower under a 50-year ground lease with the State of Montana. This ground lease commenced in 2003 and expires in 2053, with nine, five-year and one, four-year renewal options thereafter. According to the lease, the current base rent of $231,753 per annum will increase 10.0% every 10 years throughout its lease term with the next scheduled increase in 2023. The Spring Prairie Center property has been subsequently subleased to eight

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TKG 2 PORTFOLIO

national and local tenants, which constructed their buildings from 2004 to 2011, collectively encompassing 295,698 square feet of leasehold improvements.

The Fairhaven Commons Property has a ground lease which commenced in December 2000 with Route 6 Holdings, LLC, Fairhaven Holdings, LLC and Nationwide 1031 Exchange Clearing House, Inc. as landlords and Heyman Associates No. 12, as the tenant. The ground lease has a 30-year term and in 2013 the ground lease was assigned to TKG Fairhaven Commons, LLC. Presently, Fairhaven Commons, LLC holds the fee interest, as ground lessor, and the leasehold interest, as ground lessee, of the Fairhaven Commons property. The mortgage on the Fairhaven Commons property encumbers both the fee and leasehold interests.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the TKG 2 Portfolio Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – Harden Ranch Plaza

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$85,400,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$85,400,000			Location:	Salinas, CA
% of Initial Pool Balance:	7.3%			Size:	421,906 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$202.41
Borrower Names(1):	Salinas Shopping Center Associates Limited Partnership; Harden Ranch Plaza Associates, LLC			Year Built/Renovated:	1991/2014
Sponsors(2):	Various			Title Vesting:	Fee
Mortgage Rate:	3.880%			Property Manager:	Self-managed
Note Date:	April 8, 2015			3rd Most Recent Occupancy (As of):	97.3% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	98.8% (12/31/2013)
Maturity Date:	April 11, 2025			Most Recent Occupancy (As of):	97.2% (12/31/2014)
IO Period:	84 months			Current Occupancy (As of):	97.5% (4/3/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	300 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$6,875,067 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$7,206,149 (12/31/2013)
Call Protection:	L(25),D(88),O(7)			Most Recent NOI (As of):	$7,578,359 (12/31/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt(3):	Yes			U/W Revenues:	$10,015,413
Additional Debt Type(3):	Future Mezzanine			U/W Expenses:	$2,415,885
				U/W NOI:	$7,599,528
Escrows and Reserves(4):				U/W NCF:	$7,304,077
				U/W NOI DSCR:	1.42x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.37x
Taxes	$63,104	$63,104(4)	NAP	U/W NOI Debt Yield:	8.9%
Insurance	$88,649	$8,059	NAP	U/W NCF Debt Yield:	8.6%
Replacement Reserves	$200,000	$6,169	NAP	As-Is Appraised Value:	$129,000,000
TI/LC Reserve	$341,500	$18,445	$683,000(4)	As-Is Appraisal Valuation Date:	March 5, 2015
Safeway Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio:	66.2%
Ross Reserve	$650,000	$0	NAP	LTV Ratio at Maturity or ARD:	61.3%

(1)	See “The Borrowers” section.
(2)	See “The Sponsors” section.
(3)	See “Subordinate and Mezzanine Indebtedness” section.
(4)	See “Escrows” section.

The Mortgage Loan.  The mortgage loan (the “Harden Ranch Plaza Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in Salinas, California (the “Harden Ranch Plaza Property”).  The Harden Ranch Plaza Mortgage Loan was originated on April 8, 2015 by Wells Fargo Bank, National Association.  The Harden Ranch Plaza Mortgage Loan had an original principal balance of $85,400,000, has an outstanding principal balance as of the Cut-off Date of $85,400,000 and accrues interest at an interest rate of 3.880% per annum. The Harden Ranch Plaza Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 84 payments following origination, and thereafter, requires payments of principal and interest based on a 25-year amortization schedule. The Harden Ranch Plaza Mortgage Loan matures on April 11, 2025.

Following the lockout period, the borrower has the right to defease the Harden Ranch Plaza Mortgage Loan in whole, or in part (see “Partial Release” section), on any date before October 11, 2024. In addition, the Harden Ranch Plaza Mortgage Loan is prepayable without penalty on or after October 11, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HARDEN RANCH PLAZA

Sources and Uses

Sources			Uses
Original loan amount	$85,400,000	100.0%	Loan payoff(1)	$76,944,575	90.1%
			Reserves	1,343,253	1.6
			Closing costs	711,073	0.8
			Return of equity(2)	6,401,099	7.5
Total Sources	$85,400,000	100.0%	Total Uses	$85,400,000	100.0%

(1)	The Harden Ranch Plaza Property was previously securitized in the WBCMT 2006-C27 transaction.
(2)	Return of equity funds were used towards buying out a previous investor for $16.3 million.

The Property.  The Harden Ranch Plaza Property comprises a single-story anchored retail center totaling 421,906 square feet of rentable area and located in Salinas, California. Built by the sponsors from 1991 to 1993 and renovated in 2014, the Harden Ranch Plaza Property is situated on 40.3 acres of land and is shadow anchored by Target (not part of the collateral) and Wal-Mart (not part of the collateral) and anchored by Safeway, Ashley Furniture, Michael’s, Marshalls and In-Shape Health Club. In addition, Ross has a pending lease to take over the current Office Depot space, which has a lease expiring January 31, 2016 (See “Major Tenants” section). The Harden Ranch Plaza Property is divided into a north parcel and south parcel, which are situated on the northwest corner and southwest corner, respectively, of North Main Street and Harden Parkway. The south parcel contains 185,072 square feet and houses Safeway, Office Depot (Ross), In-Shape Health Club and approximately 71,000 square feet of in-line space (“Harden Ranch Plaza South”), while the remainder of the Harden Ranch Plaza Property comprises the north parcel. The Harden Ranch Plaza Property contains a total of 24 buildings, which includes three leased fee tenants that own their improvements (Red Lobster, Olive Garden and BJ’s Restaurant). The Harden Ranch Plaza Property contains 2,225 surface parking spaces, resulting in a parking ratio of 5.3 spaces per 1,000 square feet of rentable area. The Harden Ranch Plaza Property has maintained an average occupancy of 97.5% since 2005, and as of April 3, 2015, the Harden Ranch Plaza Property was 97.5% occupied by 66 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HARDEN RANCH PLAZA

The following table presents certain information relating to the tenancy at the Harden Ranch Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date
Anchor Tenants – Not Part of Collateral
WalMart	AA/Aa2/AA	130,506	ANCHOR OWNED – NOT PART OF THE COLLATERAL
Target	A-/A2/A	115,300	ANCHOR OWNED – NOT PART OF THE COLLATERAL

Anchor Tenant – Collateral
Safeway	NR/B2/B	52,686	12.5%	$14.80	$779,732	9.4%	$542	3.3%	8/31/2016(4)
Ashley Furniture	NR/NR/NR	53,098	12.6%	$11.23	$596,524	7.2%	$148	10.2%	11/30/2027
Ross(5)	NR/A3/A-	25,258	6.0%	$14.00	$353,612	4.3%	NAP	NAP	1/31/2026
Michael’s	NR/NR/B+	24,113	5.7%	$14.25	$343,525	4.1%	NAV	NAV	3/31/2024
Marshalls	NR/A3/A+	27,000	6.4%	$12.25	$330,750	4.0%	$359	4.3%	1/31/2022
In-Shape Health Club	NR/NR/NR	36,015	8.5%	$7.38	$265,704	3.2%	NAV	NAV	8/31/2022
Total Anchor Tenant – Collateral		218,170	51.7%	$12.24	$2,669,846	32.2%

Major Tenants – Collateral
Party City	NR/NR/NR	12,000	2.8%	$20.79	$249,480	3.0%	$196	12.1%	1/31/2018
Walgreens	NR/Baa2/BBB	14,000	3.3%	$16.70	$233,772	2.8%	$182(6)	11.1%(6)	11/30/2031(7)
Mattress Discounters	NR/NR/NR	7,625	1.8%	$29.02	$221,297	2.7%	$168	21.1%	10/31/2018
AutoZone	BBB/Baa1/BBB	8,004	1.9%	$26.00	$208,128	2.5%	NAV	NAV	1/31/2020
Pet Fun	NR/NR/NR	6,286	1.5%	$32.90	$206,828	2.5%	$306	12.5%	10/31/2015
Factory 2-U	NR/NR/NR	16,000	3.8%	$12.00	$192,000	2.3%	$149	10.8%	5/31/2021
Total Major Tenants – Collateral		63,915	15.1%	$20.52	$1,311,504	15.8%

Non-Major Tenants – Collateral(8)(9)		129,099	30.6%	$33.34	$4,303,771	51.9%

Occupied Collateral Total		411,184	97.5%	$20.15	$8,285,122	100.0%

Vacant Space		10,722	2.5%

Collateral Total(9)		421,906	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent bumps through April 2016, totaling $69,128.
(3)	Sales PSF and Occupancy Cost are for the trailing 12-month period ending December 31, 2014.
(4)	Safeway has six, five-year renewal options.
(5)
Ross has a pending lease for the space that is currently occupied by Office Depot.  Office Depot is currently paying annual base rent of $14.64 per square foot and has a lease expiring January 31, 2016, at which point the tenant is expected to vacate. Ross is expected to open for business in June 2016.

(6)	Sales PSF and Occupancy Cost shown for Walgreens exclude pharmacy sales. Total 2014 sales including pharmacy were $6.9 million ($496 per square foot), indicating a 4.1% occupancy cost.
(7)	Walgreens has the right to terminate its lease in November 2016, November 2021 and November 2025 with 12 months’ notice.
(8)	Includes a property management office comprising 1,555 square feet for which a lease is not in-place.
(9)	Includes BJ’s Restaurant, Red Lobster and Olive Garden, which own their improvements and have no associated square footage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HARDEN RANCH PLAZA

The following table presents certain information relating to the historical sales and occupancy costs at the Harden Ranch Plaza Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2012	2013	2014	Current Occupancy Cost
Safeway	$502	$508	$542	3.3%
Ashley Furniture	$134	$142	$148	10.2%
Marshalls	$310	$340	$359	4.3%
Party City	$210	$189	$196	12.1%
Walgreens	$189(2)	$177(2)	$182(2)	11.1%(2)
Mattress Discounters	$145	$151	$168	21.1%
Pet Fun	$275	$291	$306	12.5%
Factory 2-U	$157	$149	$149	10.8%

(1)
Historical Sales (PSF) and Occupancy Costs were provided by the borrower. Tenants who are not required to report sales have been excluded from the chart above. Current Occupancy Cost is based on 2014 sales.

(2)	Walgreens’ sales per square foot and occupancy costs exclude pharmacy sales. Including pharmacy sales, sales per square foot in 2012, 2013 and 2014 were $474, $482 and $496, respectively.

The following table presents certain information relating to the lease rollover schedule at the Harden Ranch Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	8	15,612	3.7%	15,612	3.7%	$517,473	$33.15
2016	7	72,094	17.1%	87,706	20.8%	$1,314,057	$18.23
2017	12	32,778	7.8%	120,484	28.6%	$966,825	$29.50
2018	10	38,080	9.0%	158,564	37.6%	$1,047,632	$27.51
2019	5	7,805	1.8%	166,369	39.4%	$261,144	$33.46
2020	8	29,571	7.0%	195,940	46.4%	$861,803	$29.14
2021	1	16,000	3.8%	211,940	50.2%	$192,000	$12.00
2022(4)	7	77,195	18.3%	289,135	68.5%	$1,239,761	$16.06
2023	1	2,625	0.6%	291,760	69.2%	$137,815	$52.50
2024	2	25,513	6.0%	317,273	75.2%	$387,205	$15.18
2025	0	0	0.0%	317,273	75.2%	$0	$0.00
Thereafter(5)	5	93,911	22.3%	411,184	97.5%	$1,359,408	$14.48
Vacant	0	10,722	2.5%	421,906	100.0%	$0	$0.00
Total/Weighted Average	66	421,906	100.0%			$8,285,122	$20.15

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Annual U/W Base Rent PSF excludes vacant space.
(4)	Includes Red Lobster and Olive Garden, which own their improvements and have no associated square footage.
(5)	Includes a property management office comprising 1,555 square feet for which a lease is not in-place as well as BJ’s Restaurant, which owns its improvements and has no associated square footage.

The following table presents historical occupancy percentages at the Harden Ranch Plaza Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	4/3/2015(2)
97.3%	98.8%	97.2%	97.5%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HARDEN RANCH PLAZA

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Harden Ranch Plaza Property:

Cash Flow Analysis

	2012	2013	2014	U/W		% of Effective Gross Income	U/W $ per SF
Base Rent	$7,525,627	$7,749,095	$8,010,748	$8,285,122		82.7%	$19.64
Grossed Up Vacant Space	0	0	0	187,278		1.9	0.44
Percentage Rent	0	0	0	0		0.0	0.00
Total Reimbursables	1,921,304	2,072,793	1,936,883	1,953,613		19.5	4.63
Other Income	10,954	9,137	13,021	13,021		0.1	0.03
Less Vacancy & Credit Loss	0	0	0	(423,620	)(1)	(4.2)	(1.00)
Effective Gross Income	$9,457,885	$9,831,025	$9,960,653	$10,015,413		100.0%	$23.74

Total Operating Expenses	$2,582,819	$2,624,876	$2,382,294	$2,415,885		24.1%	$5.73

Net Operating Income	$6,875,067	$7,206,149	$7,578,359	$7,599,528		75.9%	$18.01
TI/LC	0	0	0	221,426		2.2	0.52
Capital Expenditures	0	0	0	74,025		0.7	0.18
Net Cash Flow	$6,875,067	$7,206,149	$7,578,359	$7,304,077		72.9%	$17.3

NOI DSCR	1.29x	1.35x	1.42x	1.42x
NCF DSCR	1.29x	1.35x	1.42x	1.37x
NOI DY	8.1%	8.4%	8.9%	8.9%
NCF DY	8.1%	8.4%	8.9%	8.6%

(1)	The underwritten economic vacancy is 5.0%. The Harden Ranch Plaza Property was 97.5% physically occupied as of April 3, 2015.

Appraisal.  As of the appraisal valuation date of March 5, 2015, the Harden Ranch Plaza Property had an “as-is” appraised value of $129,000,000.

Environmental Matters.  The Phase I environmental assessment dated March 11, 2015 identified a recognized environmental condition pertaining to ground water contamination at the adjacent Shell gas station (not part of the collateral).  Per monitoring results from the third and fourth quarter of 2014, various gasoline compounds have migrated on the footprint of the Harden Ranch Plaza Property; however, onsite detections are below levels for vapor intrusion risk. Based on the identification of Shell (rated Aa2/AA by Moody’s/S&P) as the responsible party, detections below levels for vapor instrusion risk and other factors, no further action was recommended.

Market Overview and Competition.  The Harden Ranch Plaza Property is located in Salinas, California, approximately 23.0 miles northeast of Monterey and 57.0 miles south of San Jose. The Harden Ranch Plaza Property is situated on North Main Street, a primary thoroughfare through the city of Salinas that has a daily traffic count of approximately 29,000 vehicles.  Directly to the west of the Harden Ranch Plaza Property is the Starwood-owned Northridge Mall, which is the largest shopping center in Monterey County, totaling approximately 893,000 square feet and anchored by Macy’s, JCPenney, Sears and Forever 21. According to a third-party market research provider, as of April 2015, Northridge Mall was 99.9% leased. As of 2014, the estimated population within a three- and five-mile radius of the Harden Ranch Plaza Property was 110,938 and 161,975, respectively.  The average household income within the same three- and five-mile radii was $61,694 and $63,371, respectively.

According to a third-party market research report, the Harden Ranch Plaza Property is located within the Salinas retail market.  As of the first quarter of 2015, the submarket reported a total inventory of 1,722 properties totaling approximately 18.0 million square feet with a 3.3% vacancy rate.  The appraiser concluded to the following market rents for the Harden Ranch Plaza Property, all on a triple-net basis: $33.00 per square foot (“PSF”) for spaces less than 1,500 square feet (“SF”); $30.00 PSF for spaces from 1,500 to 3,000 SF; $27.00 PSF for spaces from 3,001 to 5,000 SF; $21.00 PSF for spaces from 5,001 to 10,000 SF; $18.00 PSF for large shop spaces; $27.00-$51.00 PSF for pad sites; $14.40 PSF for junior anchor spaces; and $9.00-$18.00 PSF for anchor spaces. Overall, the appraiser concluded that the in-place rents at the Harden Ranch Plaza Property are approximately 3.3% below market rents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HARDEN RANCH PLAZA

The following table presents certain information relating to some comparable retail properties for the Harden Ranch Plaza Property:

Competitive Set(1)

	Harden Ranch Plaza (Subject)	Edgewater	Sand Dollar Shopping Center	Dunes on Monterey Bay	Boronda Crossing	Westridge Shopping Center
Location	Salinas, CA	Sand City, CA	Sand City, CA	Marina, CA	Salinas, CA	Salinas, CA
Distance from Subject	--	19.8 miles	19.8 miles	12.6 miles	2.5 miles	24.7 miles
Property Type	Power Center	Power Center	Power Center	Power Center	Power Center	Power Center
Year Built/Renovated	1991/2014	1999/NAP	1992/NAP	2007/NAP	2008/NAP	2002/NAP
Anchor Tenants	WalMart (shadow), Target (shadow), Safeway, Ashley, Ross, Michael’s, Marshalls, In-Shape	SaveMart, PetSmart, Target, Ulta, Ross, Sports Authority	Costco, Marshalls, Office Depot	Target, REI, Party City, Michael’s, Best Buy, Old Navy, Kohl’s, Bed Bath & Beyond	Home Depot, Babies R Us, BevMo, Kohl’s	WalMart, Costco, Save Mart, Ross, Dick’s, Office Max, Ethan Allen
Total GLA	421,906 SF	277,537 SF	213,843 SF	343,342 SF	292,786 SF	565,000 SF
Total Occupancy	98%	100%	100%	99%	90%	97%

(1)	Information obtained from the appraisal.

The Borrowers. The borrower is comprised of two tenants-in-common: Salinas Shopping Center Associates Limited Partnership (a California limited partnership) and Harden Ranch Plaza Associates, LLC (a Delaware limited liability company), each of which is a single purpose entity with one independent director.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Harden Ranch Plaza Mortgage Loan. The following parties serve as the guarantors of certain nonrecourse carveouts under the Harden Ranch Plaza Mortgage Loan: Russell R. Pratt, individually and as trustee of the Russell R. Pratt Living Trust; Joan F. Pratt, individually and as trustee of the Joan F. Pratt Living Trust; and John Frederick Goldsmith and Margaret Osborne Goldsmith, individually and as co-trustees of the John Frederick Goldsmith and Margaret Osborne Living Trust.

The Sponsors.  The sponsors are Russell R. Pratt, individually and as trustee of the Russell R. Pratt Living Trust; Joan F. Pratt, individually and as trustee of the Joan F. Pratt Living Trust; and John Frederick Goldsmith and Margaret Osborne Goldsmith, individually and as co-trustees of the John Frederick Goldsmith and Margaret Osborne Living Trust. Mr. Pratt and Mr. Goldsmith have over 65 years of combined experience in developing and managing retail centers throughout California. Mr. Pratt has has over 35 years of experience in all facets of the retail industry, having developed more than 15 shopping centers totaling over 2.0 million square feet and three self-storage facilities containing over 230,000 square feet. In addition, Mr. Pratt is a former trustee of the International Council of Shopping Centers.  Mr. Goldsmith has 30 years of experience in the shopping center industry, including development, leasing, construction and management.

Escrows. The loan documents provide for upfront reserves of $63,104 for taxes, $88,649 for insurance, $200,000 for replacement reserves and $341,500 for general tenant improvements and leasing commissions (“TI/LCs”). Ongoing monthly reserves are required in an amount equal to $63,104 for taxes, $8,059 for insurance, $6,169 for replacement reserves and $18,445 for general TI/LCs (“Leasing Reserve Funds”)(subject to a cap of $683,000, as long as (i) no event of default has occurred and is continuing and (ii) the debt yield is no less than 6.75%). The loan documents do not require monthly escrows for taxes related to the leased premises occupied by Olive Garden, Red Lobster and Safeway as long as long as (a) the respective tenants are not in default under their leases and (b) the borrower provides the lender with timely proof of tax payment.

The loan documents provide for an upfront reserve of $650,000 for costs related to the re-tenanting of the Office Depot space (the “Office Depot/Ross Reserve Funds”). Office Depot’s lease expires on January 31, 2016, and Ross has a pending lease for Office Depot’s space. Any remaining balance in the Office Depot/Ross Reserve Funds will be released to the borrower once Ross, or another replacement tenant acceptable to the lender, is in occupancy of the Office Depot space, open for business and paying full, unabated rent. Ross’ Letter of Intent stipulates a $500,000 tenant improvement allowance, leaving approximately $150,000 of the Office Depot/Ross Reserve Funds for other costs.

Upon the occurrence and continuance of a Safeway Reserve Trigger (as defined below), the borrower must deposit on each monthly payment date an amount equal to the quotient of $780,000 (“Safeway Reserve Cap”) divided by the number of months until the earlier of (i) Safeway’s lease maturity date and (ii) the date on which Safeway will go dark. In addition, the borrower may use up to $342,000 of available Leasing Reserve Funds to achieve the Safeway Reserve Cap, thus reducing the required monthly reserves outlined in the preceding sentence.

A “Safeway Reserve Trigger” will occur upon the earlier of the date on which (i) Safeway gives notice of its election to not extend its lease; (ii) Safeway fails to notify the borrower of its intention to extend its lease at least 180 days prior to its lease expiration dates (August 31, 2016 and August 31, 2021); or (iii) six months prior to the date that Safeway has notified the borrower that it will “go dark”.  A Safeway Reserve Trigger will end upon the earlier of the date on which (a) Safeway renews or extends its lease on terms acceptable to the lender; or (b) a replacement tenant acceptable to the lender signs a lease for the Safeway space and such tenant has commenced paying rent.

Lockbox and Cash Management. Upon the occurrence of a Deposit Account Event Period (as defined below), the borrower will be required to establish a lender-controlled lockbox account and cause all rents to be deposited directly into such lockbox account. During a Deposit Account Event Period, and prior to a Cash Trap Event Period (as defined below), all excess funds on deposit in the lockbox

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HARDEN RANCH PLAZA

account are distributed to the borrower.  During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled subaccount on a monthly basis.

A “Deposit Account Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the debt yield falling below 6.75% at the end of any calendar month. A Deposit Account Event Period will expire with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon the date that the debt yield is equal to or greater than 6.75% for one calendar month.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the debt yield falling below 6.50% at the end of any calendar month. A Cash Trap Event Period will expire with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon the date that the debt yield is equal to or greater than 6.50% for one calendar month.

Property Management.  The Harden Ranch Plaza Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Harden Ranch Plaza Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to the following: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C28 Certificates.

Partial Release. Following the lockout period, the borrower is permitted to release any of the Release Parcels (as defined below) in connection with a partial defeasance, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to (i) partial defeasance of (1) 120% of the Release Parcel’s allocated loan balance for any of the Release Parcels except for Harden Ranch Plaza South, or (2) for Harden Ranch Plaza South, the quotient of the appraised value of Harden Ranch Plaza South divided by the appraised value of the entire Harden Ranch Plaza Property (both based on then-current appraisals), multiplied by the outstanding balance of the Harden Ranch Plaza Mortgage Loan; (ii) Safeway has exercised its 2016 option to renew its lease; (iii) Office Depot has either renewed or been replaced with an acceptable replacement tenant; (iv) the debt yield with respect to the remaining portion of the Harden Ranch Plaza Property will be no less than the greater of (x) the debt yield immediately prior to the proposed release and (y)(a) 8.50%, if the release occurs on or before April 8, 2018; (b) 9.00%, if the release occurs after April 8, 2018 but on or before April 8, 2020; (c) 9.50%, if the release occurs after April 8, 2020 but on or before April 8, 2022; and (d) 10.0%, if the release occurs after April 8, 2022; (v) the amortizing debt service coverage ratio (based on a 25-year amortization term)(“DSCR”) with respect to the remaining portion of the Harden Ranch Plaza Property will be no less than 1.25x; (vi) the loan-to-value ratio (“LTV”) with respect to the remaining portion of the Harden Ranch Plaza Property will be no greater than 65.0%; and (vii) the lender receives rating agency confirmation from DBRS, KBRA and Moody’s that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C28 Certificates.

The “Release Parcels” include (i) Harden Ranch Plaza South (as defined in the “Property” section), (ii) the Red Lobster pad site, (iii) the Jack in the Box pad site, (iv) the Olive Garden pad site and (v) the AutoZone pad site.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Provided no event of default has occurred and is continuing, the borrower has the right to incur mezzanine financing subject to the satisfaction of certain conditions, including but not limited to (i) the execution of an intercreditor agreement in form and substance acceptable to the lender and each of DBRS, KBRA and Moody’s; (ii) the combined LTV is not greater than 75.0%; (iii) the combined amortizing DSCR is not less than 1.20x (using a 25-year amortization schedule); and (iv) the lender receives rating agency confirmation from DBRS, KBRA and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C28 Certificates.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Harden Ranch Plaza Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Earthquake Insurance.  A seismic reported dated March 10, 2015 determined that the probable maximum loss at the Harden Ranch Plaza Property was 12.0%.  Earthquake insurance is not required.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – Eastgate One Phases I-VII & XII

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$75,000,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance(1):	$75,000,000			Location:	San Diego, CA
% of Initial Pool Balance:	6.4%			Size:	860,513 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$145.26
Borrower Name:	Irvine Eastgate Office I LLC			Year Built/Renovated:	1998/2014
Sponsor:	The Irvine Company LLC			Title Vesting:	Fee
Mortgage Rate:	3.785%			Property Manager:	Self-managed
Note Date:	March 24, 2015			3rd Most Recent Occupancy (As of)(4):	82.1% (6/30/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(4):	79.9% (6/30/2013)
Maturity Date:	April 11, 2025			Most Recent Occupancy (As of)(4):	85.2% (6/30/2014)
IO Period:	60 months			Current Occupancy (As of)(5):	85.3% (3/1/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of)(4)(6):	$11,351,216 (6/30/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(4)(6):	$12,679,687 (6/30/2014)
Call Protection(2):	L(23),GRTR 1% or YM or D(92),O(5)			Most Recent NOI (As of)(6):	$10,887,120 (TTM 1/31/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu
				U/W Revenues(6):	$18,427,881
				U/W Expenses:	$4,645,519
				U/W NOI(6):	$13,782,363
Escrows and Reserves(3):				U/W NCF(6):	$12,465,133
				U/W NOI DSCR(1)(6):	1.98x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1)(6):	1.79x
Taxes	$0	Springing	NAP	U/W NOI Debt Yield(1)(6):	11.0%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1)(6):	10.0%
Replacement Reserves	$0	Springing	$791,671	As-Is Appraised Value:	$259,000,000
TI/LC Reserve	$0	Springing	$2,151,595	As-Is Appraisal Valuation Date:	February 25, 2015
Rent Concession Reserve	$330,334	$0	NAP	Cut-off Date LTV Ratio(1):	48.3%
Tenant Specific TI/LC Reserve	$3,552,963	$0	NAP	LTV Ratio at Maturity or ARD(1):	43.6%

(1)
The Eastgate One Loan Combination, with an original principal balance totaling $125,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). The controlling Note A-1 had an original balance of $75,000,000, has an outstanding principal balance as of the Cut-off Date of $75,000,000 and will be contributed to the WFCM 2015-C28 Trust.  The non-controlling Note A-2 had an original principal balance of $50,000,000 and was contributed to the WFCM 2015-NXS1 Trust.  All statistical information related to the balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Eastgate One Loan Combination.

(2)
After the lockout period, the Eastgate One Loan Combination is prepayable for two months with payment of the greater of a yield maintenance premium or prepayment premium equal to 1.0% of the principal amount being prepaid, and then may be (i) defeased or (ii) prepaid with payment of a yield maintenance premium or prepayment premium up to but excluding December 11, 2024.

(3)	See “Escrows” section.
(4)	The borrower reports financials on a fiscal year-end of June 30.
(5)	See “Historical Occupancy” section.
(6)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan is part of a loan combination (the “Eastgate One Phases I-VII & XII Loan Combination”; herein referred to as the “Eastgate One Loan Combination”) that is evidenced by two pari passu promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering a 16-building office campus located in San Diego, California (the “Eastgate One Phases I-VII & XII Property”; herein referred to as the “Eastgate One Property”). The Eastgate One Loan Combination was originated on March 24, 2015 by Wells Fargo Bank, National Association. The Eastgate One Loan Combination had an original principal balance of $125,000,000, has an outstanding principal balance as of the Cut-off Date of $125,000,000 and accrues interest at an interest rate of 3.785% per annum.  The Eastgate One Loan Combination had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination, and thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Eastgate One Loan Combination matures on April 11, 2025.

Note A-1, which will be contributed to the WFCM 2015-C28 Trust, had an original principal balance of $75,000,000, has an outstanding principal balance as of the Cut-off Date of $75,000,000 and represents the controlling interest in the Eastgate One Loan Combination.  Note A-2 (the “Eastgate One Companion Loan”), which is expected to be contributed to the WFCM 2015-NXS1 Trust, had an original

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EASTGATE ONE PHASES I-VII & XII

principal balance of $50,000,000 and represents the non-controlling interest in the Eastgate One Loan Combination.  The lender provides no assurances that the non-securitized pari passu note will not be split further.

Following the lockout period, the borrower has the right to defease (with the exception of the first two months after the lockout period) or prepay the Eastgate One Loan Combination in whole, but not in part, on any date before December 11, 2024, provided, with respect to a prepayment that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the Eastgate One Loan Combination is prepayable without penalty on or after December 11, 2024.

Sources and Uses(1)

Sources			Uses
Original loan combination amount	$125,000,000	100.0%	Reserves	$3,883,297	3.1%
			Closings costs	447,086	0.4
			Return of equity	120,669,617	96.5
Total Sources	$125,000,000	100.0%	Total Uses	$125,000,000	100.0%
(1)	The Eastgate One Property was previously unencumbered.

The Property.  The Eastgate One Property is a newly-renovated 16-building class B office campus totaling 860,513 square feet located in San Diego, California. The Eastgate One Property is part of the larger “Eastgate Campus”, which also includes the “Eastgate Two Phases VIII-X Property”, defined and detailed later in this Free Writing Prospectus Structural and Collateral Term Sheet and not part of the collateral for the Eastgate One Loan Combination. The Eastgate Campus contains a total of 1,390,949 square feet in 24 buildings and is approximately 88.2% leased.

The sponsor developed 14 of the Eastgate One Property buildings (totaling 733,904 square feet; 85.3% of net rentable area) between 1998 and 2002, which were subsequently renovated in 2013 and 2014. The two additional buildings (totaling 126,609 square feet; 14.7% of net rentable area) were constructed in 1998 and were vacant when purchased by the sponsor in 2014. The borrower’s total cost basis in the Eastgate One Property is $151.4 million. Renovations over the last two years, totaling approximately $2.9 million, include updated entryways, the addition of ten outdoor workspaces, new signage, improved landscaping, a fitness center and outdoor Wi-Fi throughout the campus. According to the appraisal, the sponsor plans to spend an additional $11.9 million in capital expenditures over the next five years at the Eastgate One Property.

The Eastgate One Property is located at the intersection of Eastgate Mall and Towne Centre Drive, approximately 0.6 miles northeast of the Westfield University Towne Center Mall. All 16 buildings on the 64.3-acre site are two stories and amenities include a fitness center, a sand volleyball court, a basketball court, a bocce ball court, putting green, public Wi-Fi, a conference center and outdoor work spaces. The Eastgate One Property has exhibited an average occupancy of 88.2% over the last ten years and has demonstrated the ability to quickly absorb vacant space. The Eastgate One Property has absorbed approximately 430,638 square feet (50.0% of net rentable area) of vacant space since 2013, as a result of two large tenants vacating in 2013 and 2014. Since the beginning of 2014, the sponsor has executed new leases at a weighted average rent of $20.05 per square foot, triple-net. The Eastgate One Property contains 3,191 surface parking spaces, equating to a parking ratio of approximately 3.7 parking spaces per 1,000 square feet of rentable area. As of March 1, 2015 the Eastgate One Property was 85.3% leased by 25 tenants and 77.6% physically occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EASTGATE ONE PHASES I-VII & XII

The following table presents certain information relating to the tenancy at the Eastgate One Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Qualcomm, Inc.	NR/A1/A+	75,900	8.8%	$19.80	$1,502,820	10.4%	3/31/2016
Lytx, Inc.	NR/NR/NR	76,141	8.8%	$18.84	$1,434,496	9.9%	12/31/2024(3)
Agena Bioscience(4)	NR/NR/NR	55,558	6.5%	$24.00	$1,333,392	9.2%	12/31/2021
Oracle America, Inc.	A+/A1/A+	63,412	7.4%	$20.82(5)	$1,320,530(5)	9.1%	9/30/2021(6)
Epsilon Data Management, LLC (Alliance Data Systems)(7)	NR/NR/NR	47,559	5.5%	$21.34(7)	$1,014,790(7)	7.0%	7/31/2020
L-3 Communications Corporation	BBB-/NR/BBB-	48,293	5.6%	$15.72	$759,166	5.2%	7/31/2017
Total Major Tenants		366,863	42.6%	$20.08	$7,365,194	50.8%

Non-Major Tenants(8)		367,205	42.7%	$19.42(8)	$7,131,948	49.2%

Occupied Collateral Total		734,068	85.3%	$19.75	$14,497,143	100.0%

Vacant Space		126,445	14.7%

Collateral Total		860,513	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include rent averaging and contractual rent steps through April 30, 2016 totaling $805,942.
(3)
Lytx, Inc. has the one-time right to terminate its lease on January 1, 2022 with 12 months’ notice and payment of two months of then current rent and all unamortized tenant improvements and leasing commissions.

(4)	Agena Bioscienceis expected to be in occupancy and paying rent by January 1, 2016.
(5)
The Annual U/W Base Rent and Annual U/W Base Rent PSF for Oracle America, Inc. represent the tenant’s average rent over the lease term. The tenant’s current in-place rent is $18.00 per square foot or $1,141,416.

(6)
Oracle America, Inc. has the one-time right to terminate its lease on October 1, 2019 with 12 months’ notice and payment of two months of then current rent and all unamortized tenant improvements and leasing commissions.

(7)
Epsilon Data Management, LLC recently expanded by 15,853 square feet. They are currently occupying and paying $18.84 per square foot on 31,706 square feet (3.7% of net rentable area), but are not in occupancy and paying rent on their 15,853 square foot (1.8% of net rentable area) expansion space. They will begin paying full rent of $975,911 ($20.52 per square foot) on the entire 47,559 square foot space in August 2016. A reserve of $817,856 was taken for outstanding tenant improvement costs. The Annual U/W Base Rent and Annual U/W Base Rent PSF for Epsilon Data Management, LLC represent the tenant’s average rent over the lease term.

(8)	Non-Major Tenants includes a 6,091 square foot fitness center, for which no rent was underwritten. The Non-Major Tenants Annual U/W Base Rent PSF is $19.75 per square foot excluding this space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EASTGATE ONE PHASES I-VII & XII

The following table presents certain information relating to the lease rollover schedule at the Eastgate One Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	2	22,612	2.6%	22,612	2.6%	$335,040	$14.82
2016	3	97,997	11.4%	120,609	14.0%	$1,977,464	$20.18
2017	5	104,804	12.2%	225,413	26.2%	$1,819,515	$17.36
2018	6	76,167	8.9%	301,580	35.0%	$1,539,680	$20.21
2019	4	74,199	8.6%	375,779	43.7%	$1,435,643	$19.35
2020	4	130,523	15.2%	506,302	58.8%	$2,609,607	$19.99
2021	2	118,970	13.8%	625,272	72.7%	$2,653,922	$22.31
2022	1	22,097	2.6%	647,369	75.2%	$444,718	$20.13
2023	0	0	0.0%	647,369	75.2%	$0	$0.00
2024	2	76,141	8.8%	723,510	84.1%	$1,434,496	$18.84
2025	1	10,558	1.2%	734,068	85.3%	$247,057	$23.40
Thereafter	0	0	0.0%	734,068	85.3%	$0	$0.00
Vacant	0	126,445	14.7%	860,513	100.0%	$0	$0.00
Total/Weighted Average	30	100.0%				$14,497,143	$19.75
(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Eastgate One Property:

Historical Occupancy

6/30/2012(1)	6/30/2013(1)	6/30/2014(1)	3/1/2015(2)
82.1%	79.9%	85.2%	85.3%

(1)	Information obtained from the borrower. The borrower reports on a fiscal year-end of June 30.
(2)
Information obtained from the underwritten rent roll. Current Occupancy includes Agena Bioscience (55,558 square feet; 6.5% of net rentable area), which recently entered into a lease and is expected to be in occupancy and paying rent by January 1, 2016, and Cogent Communications, Inc. (10,558 square feet; 1.2% of net rentable area), which recently entered into a lease but is not yet in occupancy or paying rent. A reserve of $250,213 was taken for outstanding tenant improvements and leasing commissions for Cogent Communications, Inc. Current Occupancy excluding these tenants is 77.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EASTGATE ONE PHASES I-VII & XII

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Eastgate One Property:

Cash Flow Analysis

	2012(1)(2)	2013(1)(2)(3)	2014(1)(3)(4)	TTM 1/31/2015(4)	U/W(4)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$14,153,279	$12,440,738	$13,150,091	$11,728,179	$14,497,143(5)	78.7%	$16.85
Grossed Up Vacant Space	0	0	0	0	2,807,079	15.2	3.26
Total Reimbursables	2,974,661	2,990,126	3,519,549	3,339,678	3,801,804	20.6	4.42
Other Income	114,191	123,481	127,055	11,606	128,935	0.7	0.15
Less Vacancy & Free Rent	(7,676)	(636,599)	(329,928)	0	(2,807,079)(6)	(15.2)	(3.26)
Effective Gross Income	$17,234,455	$14,917,746	$16,466,767	$15,079,463	$18,427,881	100.0%	$21.41

Total Operating Expenses	$3,464,804	$3,566,530	$3,787,080	$4,192,343	$4,645,519	25.2%	$5.40

Net Operating Income	$13,769,651	$11,351,216	$12,679,687	$10,887,120	$13,782,363	74.8%	$16.02
TI/LC	0	0	0	0	921,394	5.0	1.07
Capital Expenditures	0	0	0	0	395,836	2.1	0.46
Net Cash Flow	$13,769,651	$11,351,216	$12,679,687	$10,887,120	$12,465,133	67.6%	$14.49

NOI DSCR(7)	1.97x	1.63x	1.82x	1.56x	1.98x
NCF DSCR(7)	1.97x	1.63x	1.82x	1.56x	1.79x
NOI DY(7)	11.0%	9.1%	10.1%	8.7%	11.0%
NCF DY(7)	11.0%	9.1%	10.1%	8.7%	10.0%

(1)	The borrower reports financials on a fiscal year-end of June 30.
(2)
The decrease in Effective Gross Income from 2012 to 2013 was due to three single-tenant buildings totaling 180,718 square feet (21.0% of net rentable area) becoming vacant from October 2012 to March 2013.

(3)	The increase in Effective Gross Income from 2013 to 2014 was due to the lease-up of approximately 113,433 square feet (13.2% of net rentable area) in 2014.
(4)
The increase in Effective Gross Income from 2014 and TTM 1/31/2015 to Underwritten is due to new leasing activity totaling approximately 188,227 square feet (21.9% of net rentable area) and rent averaging and contractual rent steps through April 30, 2016 totaling $805,942. TTM 1/31/2015 Effective Gross Income was also lower due to LPL Financial vacating approximately 203,248 square feet (23.6% of net rentable area) in May 2014.

(5)
Base Rent includes $1,333,392 in underwritten rent attributed to Agena Bioscience, which has a signed lease and is expected to be in occupancy and paying rent by January 1, 2016. Underwritten rent is based on the proposed terms. The U/W NOI and NCF DSCR excluding the Agena Bioscience lease are 1.75x and 1.57x, respectively.

(6)	The underwritten economic vacancy is 16.2%. The Eastgate One Property was 85.3% leased (including Agena Bioscience, which is not yet in occupancy) and 77.6% physically occupied as of March 1, 2015.
(7)	DSCRs and debt yields are based on the Eastgate One Loan Combination.

Appraisal.  As of the appraisal valuation date of February 25, 2015, the Eastgate One Property had an “as-is” appraised value of $259,000,000. The appraiser also concluded to an “as-stabilized” value of $290,000,000 as of March 1, 2017. The “as-stabilized” value assumes a stabilized occupancy of 95.0%.

Environmental Matters.  According to the Phase I environmental report dated February 27, 2015, there was no evidence of any recognized environmental conditions at the Eastgate One Property.

Market Overview and Competition.  The Eastgate One Property is located in San Diego, California, at the intersection of Eastgate Mall and Towne Centre Drive, directly west of Interstate 805, the major north-south highway in Southern California, and approximately 1.8 miles east of Interstate 5. The Eastgate One Property is part of the larger Eastgate Campus, a 24-building, 113.6-acre office campus owned and operated by the Irvine Company. The Eastgate One Property is located in the east portion of the University Towne Center (“UTC”) mixed-use area, which is generally situated east of Interstate 5, west of Interstate 805, and north of State Route 52 in north-central suburban San Diego, approximately 13.4 miles north of the San Diego central business district. The Eastgate One Property is located 0.6 miles northeast of Westfield UTC mall, a 1.1 million square foot super-regional mall with 150 retail tenants, including anchors Sears, Nordstrom and Macy’s. According to the appraisal, the mall underwent a major renovation in 2012, and it is expected to undergo a second phase over the next three years, the plan for which includes a new 330,000 square foot Nordstrom, luxury and high fashion retailers, ten restaurants and a new parking structure along Genesee Avenue. The $600.0 million project is scheduled for opening in the Fall of 2016. Other major commercial demand generators include the University of California – San Diego (2.3 miles west), with an enrollment of 30,310 students (as of Fall 2013), and considered one of the top ranked public research universities in the United States by a leading publication in 2014, and Marine Corps Air Station Miramar (4.1 miles east), an air field that is home to the 3rd Marine Aircraft Wing.

According to the appraisal, the Eastgate One Property is located in the UTC office submarket, the financial center for a larger business area known as the Golden Triangle. Much of the newer development in the area has consisted of high density office, commercial and residential uses, primarily within the Golden Triangle area. Located within the San Diego office market, the UTC office submarket comprised approximately 6.6 million square feet of office space as of the fourth quarter of 2014 and accounted for approximately 8.9% of San Diego’s office inventory. The Irvine Company currently owns and operates 3.7 million square feet of office space in the UTC office submarket, exhibiting an average occupancy rate of approximately 94.0% as of December 2014. The UTC office submarket exhibited 2014 net absorption of 454,865 square feet, the largest amount of any San Diego submarket and double that of the next closest submarket. As of the fourth quarter of 2014, the submarket occupancy rate was 88.0% for all space and 78.9% for class B space (both vacancy rates include approximately 288,224 square feet that is 100.0% vacant and is not being actively marketed for lease; excluding these vacant buildings results in a submarket occupancy rate of 86.9% for class B space), with a current average asking rent within the submarket of $29.16 per square foot for all space, and $28.08 per square foot for class B space, on a full-service gross basis. Deducting the appraiser’s assumption of $6.94 per square foot for reimbursements, the average triple-net rents equate to $22.22 per square foot

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EASTGATE ONE PHASES I-VII & XII

and $21.14 per square foot, respectively. Average rent in the submarket has increased 9.2% year-over-year (December 2013 to December 2014). The appraiser’s competitive set exhibited an average occupancy of 90.5%.

The following table presents certain information relating to comparable office properties for the Eastgate One Property:

Competitive Set(1)

	Eastgate One Phases I-VII & XII (Subject)	Eastgate Two Phases VII-X	Centrewest Plaza	Sorrento Gateway	Fieldstone Plaza
Location	San Diego, CA	San Diego, CA	San Diego, CA	San Diego, CA	San Diego, CA
Distance from Subject	--	0.1 miles	1.2 miles	1.1 miles	1.0 miles
Property Type	Office	Office	Office	Office	Office
Year Built/Renovated	1998/2014	1998/2013	1990/NAV	2008/NAV	1986/NAV
Stories	2	2-3	3	2	2
Total GLA	860,513 SF	530,436 SF	195,584 SF	228,254 SF	86,684 SF
Total Occupancy	85%	93%	87%	100%	82%

(1) Information obtained from the appraisal.

The Borrower.  The borrower is Irvine Eastgate Office I LLC, a Delaware limited liability company which is a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Eastgate One Loan Combination. Spectrum Office Properties II LLC is the guarantor of certain nonrecourse carveouts under the Eastgate One Loan Combination.

The Sponsor.  The sponsor is The Irvine Company, LLC (“Irvine Company”). Irvine Company was established in 1864 and is a diversified, privately held real-estate investment company and master-planner, which was largely responsible for the stewardship and master-planning of the City of Irvine in Orange County, California, which was incorporated in 1971. As of December 31, 2014, Irvine Company’s investment portfolio totals approximately 98 million square feet and includes 500 office buildings totaling 38.2 million square feet, 129 multifamily properties totaling over 50,000 units, 41 retail properties totaling 8.4 million square feet and three resort properties totaling 1,163 rooms, primarily located in Southern California. In addition, within Orange County, California, the Irvine Company owns and manages an extensive unencumbered land bank currently fully entitled for commercial, retail, multifamily and single-family development. Spectrum Office Properties II LLC, an affiliate of the sponsor, also serves as the guarantor of certain nonrecourse carveouts for the Eastgate Two Phases VIII-X Loan Combination.

Escrows.  The loan documents provide for upfront reserves in the amount of $330,334 for rent concessions ($228,424 for Lytx and $101,910 for Kyocera) and $3,552,963 for outstanding tenant improvements and leasing commissions ($2,219,420 for Oracle, $817,856 for Epsilon Data Management, LLC, $250,013 for Cogent Communications, Inc., $228,585 for Kyocera, $31,239 for BioTheranostics and $5,849 for Lytx). The loan documents do not require monthly escrows for real estate taxes as long as (i) no DSCR Trigger Event Period (as defined below) exists and (ii) the borrower provides the lender with timely proof of payment of real estate taxes. The loan documents do not require monthly escrows for insurance as long as (i) no DSCR Trigger Event Period exists; (ii) the Eastgate One Property is insured under an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the required policies and timely proof of payment of the insurance premiums when due. The loan documents do not require monthly escrows for capital expenditures or tenant improvements and leasing commissions as long as no DSCR Trigger Event Period exists. Upon the occurrence of a DSCR Trigger Event Period, monthly reserves of $32,986 for capital expenditures (capped at $791,691) and $89,650 for tenant improvements and leasing commissions (capped at $2,151,595) shall be required. A “DSCR Trigger Event Period” will commence upon (i) an event of default or (ii) the amortizing debt service coverage ratio falling below 1.20x at the end of any calendar quarter. A DSCR Trigger Event Period will be cured upon the (i) cure of such event of default and (ii) the amortizing debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters.

Lockbox and Cash Management.  The Eastgate One Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within three business days of receipt.  Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds are required to be distributed to the borrower. During a Cash Trap Event Period, all funds are swept on a daily basis to a lender-controlled cash management account. In addition, during a Cash Trap Event Period, after application to various reserves, if the excess cash flow held by the lender is greater than six months of debt service payments, any excess cash flow will be disbursed to the borrower.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence of an event of default or (ii) the amortizing debt service coverage ratio falling below 1.10x at the end of any calendar quarter. A Cash Trap Event Period will be cured, with regard to clause (i), upon the cure of such event of default and with regard to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.15x for two consecutive calendar quarters.

Property Management.  The Eastgate One Property is managed by an affiliate of the borrower.

Assumption.  The borrower has the right to transfer the Eastgate One Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty (which includes an environmental indemnity) by an affiliate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EASTGATE ONE PHASES I-VII & XII

of the transferee; and (iii) rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C28 Certificates and similar confirmations from each rating agency rating any securities backed by the Eastgate One Companion Loan with respect to the ratings of such securities.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Additional Indebtedness. The loan documents permit the pledge of a direct or indirect interest in an upper tier entity (Spectrum Office Properties II LLC or its affiliated owners) and non-controlling interests in the borrower if the pledgor owns a direct or indirect interest in real property other than the Eastgate One Property, subject to certain additional conditions, including no change of control to the parties other than Spectrum Office Properties II LLC or its affiliates.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Eastgate One Property; provided, however, if the Terrorism Risk Insurance Program Reauthorization Act is discontinued or not renewed, the borrower will not be required to pay annual premiums in excess of two times the amount for a standalone all risk policy. The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Earthquake Insurance.  The loan documents do not require earthquake insurance. The seismic report dated February 27, 2015 indicated a probable maximum loss of 9.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – RPC Northeast Storage Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Self Storage
Original Principal Balance:	$69,000,000			Specific Property Type:	Self Storage
Cut-off Date Principal Balance:	$69,000,000			Location:	Various – See Table
% of Initial Pool Balance:	5.9%			Size:	1,028,476 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$67.09
Borrower Names(1):	Various			Year Built/Renovated:	Various – See Table
Sponsors:	William H. Flaherty; Greg Bates			Title Vesting:	Fee
Mortgage Rate:	3.880%			Property Manager:	Extra Space Management Inc.
Note Date:	April 2, 2015			3rd Most Recent Occupancy (As of):	83.8% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	86.5% (12/31/2013)
Maturity Date:	April 11, 2025			Most Recent Occupancy (As of):	89.0% (12/31/2014)
IO Period:	120 months			Current Occupancy (As of):	90.4% (1/31/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$6,117,398 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$6,670,835 (12/31/2014)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$6,719,647 (TTM 1/31/2015)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues:	$11,681,103
				U/W Expenses:	$5,082,115
				U/W NOI:	$6,598,989
Escrows and Reserves(2):				U/W NCF:	$6,444,717
				U/W NOI DSCR:	2.42x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	2.37x
Taxes	$417,031	$94,103	NAP	U/W NOI Debt Yield:	9.6%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield:	9.3%
Replacement Reserves	$0	$8,571	$308,556	As-Is Appraised Value:	$106,770,000
Deferred Maintenance	$279,330	$0	NAP	As-Is Appraisal Valuation Date(3):	Various
Environmental Reserve	$3,750	$0	NAP	Cut-off Date LTV Ratio:	64.6%
Amortization Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	64.6%

(1)	The borrower comprises 18 separate limited liability companies.
(2)	See “Escrows” section.
(3)	The As-Is Appraisal Valuation Dates range from February 12, 2015 to February 20, 2015.

The Mortgage Loan.  The mortgage loan (the “RPC Northeast Storage Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering 18 self storage properties totaling 1,028,476 square feet which are located in five states (the “RPC Northeast Storage Portfolio Properties”). The RPC Northeast Storage Portfolio Mortgage Loan was originated on April 2, 2015 by Wells Fargo Bank, National Association. The RPC Northeast Storage Portfolio Mortgage Loan had an original principal balance of $69,000,000, has an outstanding principal balance as of the Cut-off Date of $69,000,000 and accrues interest at an interest rate of 3.880% per annum. The RPC Northeast Storage Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date, and requires interest-only payments through the term of the RPC Northeast Storage Portfolio Mortgage Loan. The RPC Northeast Storage Portfolio Mortgage Loan matures on April 11, 2025.

Following the lockout period, the borrower has the right to defease the RPC Northeast Storage Portfolio Mortgage Loan in whole, or in part (see “Partial Release” section), on any date before January 11, 2025. In addition, the RPC Northeast Storage Portfolio Mortgage Loan is prepayable without penalty on or after January 11, 2025.

Sources and Uses

Sources			Uses
Original loan amount	$69,000,000	63.3%	Purchase price	$106,500,000	97.7%
Sponsors’ new cash contribution	40,040,238	36.7	Reserves	700,111	0.6
			Closing costs	1,840,127	1.7
Total Sources	$109,040,238	100.0%	Total Uses	$109,040,238	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RPC NORTHEAST STORAGE PORTFOLIO

The Properties.  The RPC Northeast Storage Portfolio Properties comprise 18 self storage properties totaling 1,028,476 square feet, which are located in five states: Pennsylvania (12), Maryland (3), Indiana (1), Kentucky (1) and New Jersey (1). The RPC Northeast Storage Portfolio Properties were constructed between 1981 and 2005, and one of the properties was renovated in 2004. As of January 31, 2015, the RPC Northeast Storage Portfolio Properties were 90.4% occupied.

The following table presents certain information relating to the RPC Northeast Storage Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occu- pancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Allocated LTV
1008 Greenhill Road – West Chester, PA	$9,850,000	14.3%	89.8%	2000/NAP	95,192	$15,180,000	64.9%
4600 Edges Mill Road – Downingtown, PA	$6,415,000	9.3%	90.1%	1985/NAP	73,978	$9,870,000	65.0%
154 Leaders Heights Road – York, PA	$5,128,000	7.4%	91.9%	1989/NAP	85,289	$7,890,000	65.0%
76 Wormans Mill Court – Frederick, MD	$4,940,000	7.2%	92.4%	2001/NAP	52,885	$7,600,000	65.0%
321 West Uwchlan Ave – Downingtown, PA	$4,836,000	7.0%	90.8%	2000/NAP	57,207	$7,440,000	65.0%
3950 West Jonathan Dr. – Bloomington, IN	$4,404,000	6.4%	92.7%	1997/2004	54,230	$6,780,000	65.0%
202, 234 Dartmouth; 9073 Franklin Hill Road – East Stroudsburg, PA	$4,368,000	6.3%	94.2%	1988/NAP	83,343	$6,720,000	65.0%
115 Wormans Mill Court – Frederick, MD	$4,200,000	6.1%	89.2%	1997/NAP	49,901	$6,760,000	62.1%
329 West Butler Avenue – Chalfont, PA	$3,737,000	5.4%	93.0%	1989/NAP	48,663	$5,750,000	65.0%
2440 O’Bryan Boulevard – Owensboro, KY	$3,542,000	5.1%	91.3%	2000/NAP	66,506	$5,450,000	65.0%
173 Stanhope Sparta Rd. – Andover, NJ	$3,315,000	4.8%	89.8%	2002/NAP	49,910	$5,100,000	65.0%
7315 Industry Lane – Frederick, MD	$3,289,000	4.8%	91.8%	1993/NAP	45,369	$5,060,000	65.0%
5630 Linglestown Road – Harrisburg, PA	$3,100,000	4.5%	91.3%	2005/NAP	35,625	$5,050,000	61.4%
1030 Reeves Street – Dunmore, PA	$2,346,000	3.4%	87.5%	1982/NAP	42,091	$3,610,000	65.0%
2199 Parklyn Drive – York, PA	$1,729,000	2.5%	86.9%	1998/NAP	47,133	$2,660,000	65.0%
900 Vogelsong Road – York, PA	$1,358,000	2.0%	80.5%	1989/NAP	61,135	$2,090,000	65.0%
153 Pumping Station Road – Hanover, PA	$1,280,000	1.9%	89.5%	1981/NAP	41,969	$1,970,000	65.0%
10 Roller Circle – Hanover, PA	$1,163,000	1.7%	92.3%	1989/NAP	38,050	$1,790,000	65.0%
Total/Weighted Average	$69,000,000	100.0%	90.4%		1,028,476	$106,770,000	64.6%

The following table presents historical occupancy percentages at the RPC Northeast Storage Portfolio Properties:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	1/31/2015(2)
83.8%	86.5%	89.0%	90.4%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RPC NORTHEAST STORAGE PORTFOLIO

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the RPC Northeast Storage Portfolio Properties:

Cash Flow Analysis

	2013	2014	TTM 1/31/2015	U/W	% of Effective Gross Income	U/W $ per SF
Base Rent	$10,764,606	$11,456,551	$11,524,361	$11,215,032	96.0%	$10.90
Grossed Up Vacant Space	0	0	0	1,228,680	10.5	1.19
Less Concessions & Credit Loss	(610,746)	(602,086)	(607,204)	(607,204)	(5.2)	(0.59)
Other Income	716,085	763,811	766,983	763,947	6.5	0.74
Less Vacancy	0	0	0	(919,351)(1)	(7.9)	(0.89)
Effective Gross Income	$10,869,945	$11,618,275	$11,684,139	$11,681,103	100.0%	$11.36

Total Operating Expenses	$4,752,547	$4,947,441	$4,964,492	$5,082,115	43.5%	$4.94

Net Operating Income	$6,117,398	$6,670,835	$6,719,647	$6,598,989	56.5%	$6.42
Capital Expenditures	0	0	0	154,271	1.3	0.15
Net Cash Flow	$6,117,398	$6,670,835	$6,719,647	$6,444,717	55.2%	$6.27

NOI DSCR	2.25x	2.45x	2.47x	2.42x
NCF DSCR	2.25x	2.45x	2.47x	2.37x
NOI DY	8.9%	9.7%	9.7%	9.6%
NCF DY	8.9%	9.7%	9.7%	9.3%

(1)	The underwritten economic vacancy is 7.4%. As of January 31, 2015, the RPC Northeast Storage Portfolio Properties were 90.4% physically occupied.

Appraisal.  As of the appraisal valuation dates ranging from February 12, 2015 to February 20, 2015, the RPC Northeast Storage Portfolio Properties had an aggregate “as-is” appraised value of $106,770,000.

Environmental Matters.  According to the Phase I environmental reports dated from January 27, 2015 to February 18, 2015, there was no evidence of any recognized environmental conditions at 17 of the RPC Northeast Storage Portfolio Properties.

At the 10 Roller Circle (Hanover, Pennsylvania) property, the Phase I environmental assessment identified a recognized environmental condition related to a leaking underground storage tank (“LUST”) at an adjacent property.  However, the assessment noted that the concentration of contaminants does not represent a vapor intrusion, and active remediation is underway.  Therefore, no further action was recommended.

The Borrower.  The borrower comprises 18 separate Delaware limited liability companies, each of which is a single purpose entity with one independent director. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the RPC Northeast Storage Portfolio Mortgage Loan. RPC Reliance, LLC (“RPC”) is the guarantor of certain nonrecourse carveouts under the RPC Northeast Storage Portfolio Mortgage Loan.

The Sponsors.  The sponsors are William H. Flaherty and Greg Bates, who serve as the President & CEO and Senior Vice President, respectively, of Rosewood Property Company (“Rosewood”).  Headquartered in Dallas, Texas, Rosewood specializes in commercial real estate development, investment and management.  As of April 2015, Rosewood’s commercial real estate portfolio comprised Rosewood Court (415,000 square feet of office and retail in Dallas, Texas), Custer Court (a 120,000 square foot suburban office building in Richardson, Texas), Heritage Creekside (a 122-acre mixed-use master plan project in Plano, Texas), Elevation at County Line Station (a 265-unit multifamily development in Denver, Colorado), Lovers Lane Apartments (a 336-unit multifamily project in Dallas, Texas), Alexan Shadow Creek (a 392-unit multifamily development in Pearland, Texas), Ventura Ridge Apartments (a 336-unit multifamily development in San Antonio, Texas) and seven self storage properties in three states (in addition to the RPC Northeast Storage Portfolio Properties).  Rosewood disclosed six loans totaling approximately $26.8 million and one loan with an unknown loan balance that resulted in foreclosures or deeds-in-lieu of foreclosure in December 1991.

Escrows.  The loan documents provide for upfront reserves of $417,031 for taxes, $279,330 for deferred maintenance and $3,750 for an environmental reserve for radon testing and remediation at the 154 Leaders Heights Road property (suggested by the Phase I environmental report but not classified as a recognized environmental condition).  The loan documents also provide for ongoing monthly reserves of $94,103 for taxes and $8,571 for replacement reserves (subject to a cap of $308,556, as long as (i) no event of default has occurred and is continuing and (ii) the borrower adequately maintains the RPC Northeast Storage Portfolio Properties). Ongoing monthly reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums; and (iii) the RPC Northeast Storage Portfolio Properties are covered by an acceptable blanket insurance policy.

The RPC Northeast Storage Portfolio Mortgage Loan is also structured with an amortization reserve account.  During an Amortization Deposit Period (as defined below), the borrower is required to make monthly deposits into the amortization reserve account, as outlined in the amortization schedule in the loan agreement.  The scheduled payments outlined in the amortization schedule are equivalent to the hypothetical principal payments assuming the RPC Northeast Storage Portfolio Mortgage Loan had a 30-year amortization period (with the same 3.880% interest rate).

An “Amortization Deposit Period” is defined as any period on or after May 11, 2020, commencing upon the debt yield being less than 10.0% at the end of any calendar month and ending when the debt yield is equal to or greater than 10.5% for three consecutive calendar months.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RPC NORTHEAST STORAGE PORTFOLIO

Lockbox and Cash Management.  Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower is required to establish a lender-controlled lockbox account and direct all tenants to deposit all rents directly into such lockbox account. During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled cash flow subaccount on a monthly basis.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; or (ii) the amortizing debt service coverage ratio (based on a 30-year amortization schedule) (“Amortizing DSCR”) being less than 1.20x at the end of any calendar month. A Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon the Amortizing DSCR being equal to or greater than 1.30x for two consecutive calendar quarters.

Property Management.  The RPC Northeast Storage Portfolio Properties are managed by Extra Space Management Inc.

Assumption.  The borrower has a two-time right to transfer the RPC Northeast Storage Portfolio Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C28 Certificates.

Partial Release.  Following the lockout period, the borrower is permitted to release any constituent properties, in connection with a bona fide sale to an unaffiliated third party, subject to certain conditions, including (i) a partial defeasance of 115% of the released property’s allocated loan amount; (ii) the Amortizing DSCR with respect to the remaining properties will be no less than the greater of (x) the Amortizing DSCR immediately prior to the release and (y) 1.65x (the Amortizing DSCR at the time of origination); and (iii) the loan-to-value ratio (“LTV”) with respect to the remaining properties will be equal to or less than the lesser of (a) the LTV immediately prior to the release and (b) 64.6%.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the RPC Northeast Storage Portfolio Properties(provided that the borrower is not required to pay terrorism insurance premiums in excess of two times the premium for all risk and business interruption coverage if TRIPRA is no longer in effect), as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – Eastgate Two Phases VIII-X

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$60,000,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance(1):	$60,000,000			Location:	San Diego, CA
% of Initial Pool Balance:	5.2%			Size:	530,436 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$188.52
Borrower Name:	Irvine Eastgate Office II LLC			Year Built/Renovated:	1998/2014
Sponsor:	The Irvine Company LLC			Title Vesting:	Fee
Mortgage Rate:	3.765%			Property Manager:	Self-managed
Note Date:	March 24, 2015			3rd Most Recent Occupancy (As of)(4):	82.2% (6/30/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(4)(5):	100.0% (6/30/2013)
Maturity Date:	April 11, 2025			Most Recent Occupancy (As of)(4)(5):	84.0% (6/30/2014)
IO Period:	60 months			Current Occupancy (As of)(5):	92.9% (3/1/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of)(4)(6):	$13,476,737 (6/30/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(4)(6):	$12,079,649 (6/30/2014)
Call Protection(2):	L(23),GRTR 1% or YM or D(92),O(5)			Most Recent NOI (As of)(4)(6):	$10,335,839 (TTM 1/31/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu

				U/W Revenues:	$13,219,531
Escrows and Reserves(3):				U/W Expenses:	$3,163,053
				U/W NOI:	$10,056,478
Type:	Initial	Monthly	Cap (If Any)	U/W NCF:	$9,231,067
Taxes	$0	Springing	NAP	U/W NOI DSCR(1):	1.81x
Insurance	$0	Springing	NAP	U/W NCF DSCR(1):	1.66x
Replacement Reserves	$0	Springing	$328,869	U/W NOI Debt Yield(1):	10.1%
TI/LC Reserve	$0	Springing	$1,326,090	U/W NCF Debt Yield(1):	9.2%
Rent Concession Reserve	$75,200	$0	NAP	As-Is Appraised Value:	$178,000,000
Tenant Specific TI/LC Reserve	$1,698,283	$0	NAP	As-Is Appraisal Valuation Date:	February 25, 2015
Provide Commerce Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	56.2%
Service-Now Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	50.8%

(1)
The Eastgate Two Loan Combination, with an original principal balance totaling $100,000,000, is comprised of two pari passu notes (Notes A-1 and A-2).  The controlling Note A-1 had an original balance of $60,000,000, has an outstanding principal balance as of the Cut-off Date of $60,000,000 and will be contributed to the WFCM 2015-C28 Trust. The non-controlling Note A-2 had an original principal balance of $40,000,000 and was contributed to the WFCM 2015-NXS1 Trust. All statistical information related to the balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Eastgate Two Loan Combination.

(2)
After the lockout period, the Eastgate Two Loan Combination is prepayable for two months with payment of the greater of a yield maintenance premium or prepayment premium, and then may be (i) defeased or (ii) prepaid with payment of a yield maintenance premium or prepayment premium equal to 1.0% of the principal amount being prepaid up to but excluding December 11, 2024.

(3)	See “Escrows” section.
(4)	The borrower reports financials on a fiscal year-end of June 30.
(5)	See “Historical Occupancy” section.
(6)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan is part of a loan combination (the “Eastgate Two Phases VIII-X Loan Combination”; herein referred to as the “Eastgate Two Loan Combination”) that is evidenced by two pari passu promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering an eight-building office campus located in San Diego, California (the “Eastgate Two Phases VIII-X Property”; herein referred to as the “Eastgate Two Property”). The Eastgate Two Loan Combination was originated on March 24, 2015 by Wells Fargo Bank, National Association. The Eastgate Two Loan Combination had an original principal balance of $100,000,000, has an outstanding principal balance as of the Cut-off Date of $100,000,000 and accrues interest at an interest rate of 3.765% per annum. The Eastgate Two Loan Combination had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination, and thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Eastgate Two Loan Combination matures on April 11, 2025.

Note A-1, which will be contributed to the WFCM 2015-C28 Trust, had an original principal balance of $60,000,000, has an outstanding principal balance as of the Cut-off Date of $60,000,000 and represents the controlling interest in the Eastgate Two Loan Combination. Note A-2 (the “Eastgate Two Companion Loan”), which is expected to be contributed to the WFCM 2015-NXS1 Trust, had an original

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EASTGATE TWO PHASES VIII-X

principal balance of $40,000,000 and represents the non-controlling interest in the Eastgate Two Loan Combination. The lender provides no assurances that the non-securitized pari passu note will not be split further.

Following the lockout period, the borrower has the right to defease (with the exception of the first two months after the lockout period) or prepay the Eastgate Two Loan Combination in whole, but not in part, on any date before December 11, 2024, provided, with respect to a prepayment that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the Eastgate Two Loan Combination is prepayable without penalty on or after December 11, 2024.

Sources and Uses(1)

Sources			Uses
Original loan combination amount	$100,000,000	100.0%	Reserves	$1,773,483	1.8%
			Closings costs	366,154	0.4
			Return of equity	97,860,363	97.9
Total Sources	$100,000,000	100.0%	Total Uses	$100,000,000	100.0%

(1)	The Eastgate Two Property was previously unencumbered.

The Property.  The Eastgate Two Property is a newly-renovated eight-building class B office campus totaling 530,436 square feet located in San Diego, California. The Eastgate Two Property is part of the larger “Eastgate Campus”, which also includes the “Eastgate One Phases I-VII & XII Property”, defined and detailed earlier in this Free Writing Prospectus Structural and Collateral Term Sheet and not part of the collateral for the Eastgate Two Loan Combination. The Eastgate Campus contains a total of 1,390,949 square feet in 24 buildings and is approximately 88.2% leased.

The Eastgate Two Property was developed between 1998 and 2006, and subsequently renovated in 2014. Five of the eight buildings (totaling approximately 65.6% of net rentable area) are occupied by a single tenant or subtenant. Amylin Pharmaceuticals, the largest tenant, occupies three of those five buildings (220,093 square feet; 41.5% of net rentable area), but subleases two of the three buildings to Provide Commerce, and the third building to two other subtenants (see “Major Tenants” section). The sponsor’s total cost basis in the Eastgate Two Property is $264.5 million. Recent renovations totaled approximately $1.3 million in 2014 and included updated entryways and the addition of outdoor workspaces. According to the borrower’s budget, they plan to spend an additional $3.9 million in capital expenditures over the next five years.

The Eastgate Two Property is located at the intersection of Eastgate Mall and Towne Centre Drive, approximately 0.6 miles northeast of the Westfield University Towne Center Mall. Six of the eight buildings on the 49.3-acre site are two stories.  Amenities include three outdoor workspaces and public Wi-Fi. Further, tenants have access to the fitness center, sand volleyball court, and conference center at the adjacent Eastgate One Phases I-VII & XII Property. The Eastgate Two Property has exhibited an average occupancy of 88.8% over the last seven years and has demonstrated the ability to quickly absorb vacant space. The Eastgate Two Property has absorbed approximately 177,932 square feet (33.5% of net rentable area) of vacant space since 2014, as a result of two large tenants vacating in 2013 and 2014. Since the beginning of 2014, the sponsor has executed new leases at a weighted average rent of $19.23 per square foot, triple-net. The Eastgate Two Property contains 522 subterranean parking spaces and 1,863 surface parking spaces, for a total of 2,385 parking spaces, equating to a parking ratio of approximately 4.5 parking spaces per 1,000 square feet of rentable area. As of March 1, 2015, the Eastgate Two Property was 92.9% leased by six tenants and was occupied by eight tenants including subleases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EASTGATE TWO PHASES VIII-X

The following table presents certain information relating to the tenancy at the Eastgate Two Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Amylin Pharmaceuticals(2)	NR/NR/NR	220,093	41.5%	$23.48(2)	$5,167,874(2)	49.9%	Various(3)
Service-Now(4)	NR/NR/NR	155,443	29.3%	$18.67(4)	$2,901,816(4)	28.0%	9/30/2022
Intercept Pharmaceuticals, Inc	NR/NR/NR	47,000	8.9%	$19.44	$913,680	8.8%	9/30/2019
DivX	NR/NR/NR	38,807	7.3%	$18.84	$731,124	7.1%	11/30/2019
WMK Office San Diego, LLC	NR/NR/NR	23,500	4.4%	$20.04	$470,940	4.5%	3/31/2020
CONNECT San Diego(5)	NR/NR/NR	7,725	1.5%	$22.20(5)	$171,495(5)	1.7%	6/30/2020
Total Major Tenants		492,568	92.9%	$21.03	$10,356,929	100.0%

Occupied Collateral Total		492,568	92.9%	$21.03	$10,356,929	100.0%

Vacant Space		37,868	7.1%

Collateral Total		530,436	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through April 30, 2016 totaling $91,818.
(2)
Amylin Pharmaceuticals subleases all of its space to three tenants under the following terms: (i) Provide Commerce – 156,561 square feet (29.5% of net rentable area); $3,514,058 annual base rent ($22.45 annual sublease rent PSF) through March 31, 2018 (62,816 square feet; 11.8% of net rentable area) and September 30, 2018 (93,745 square feet; 17.7% of net rentable area); (ii) Kratos Defense – 33,924 square feet (6.4% of net rentable area); $573,994 annual sublease rent ($16.92 annual base rent PSF) through September 30, 2018; and (iii) Plaza Home Mortgage – 29,608 square feet (5.6% of net rentable area); $486,756 annual base rent ($16.44 annual sublease rent PSF) through September 30, 2018. The Amylin Pharmaceuticals space was underwritten based on a blended market rent of $23.48 per square foot triple-net; Amylin currently pays $34.54 per square foot triple-net.

(3)
Amylin Pharmaceuticals leases 157,277 square feet (29.7% of net rentable area) on a lease that expires September 30, 2018 and 62,816 square feet (11.8% of net rentable area) on a lease that expires March 31, 2018.

(4)
Service-Now recently expanded by 60,900 square feet. They are currently occupying and paying $10.53 per square foot on 50,000 square feet (9.4% of net rentable area), but are not in occupancy and paying rent on 10,900 square feet (2.1% of net rentable area) of the expansion space. They will begin paying full rent of $18.96 per square foot on the 60,900 square foot expansion space in November 2016, which is what was underwritten. A reserve of $19,533 was taken for outstanding tenant improvement costs.

(5)	CONNECT San Diego is expected to take occupancy and begin paying rent in July 2015. A reserve of $386,250 was taken for outstanding tenant improvements and leasing commissions.

The following table presents certain information relating to the lease rollover schedule at the Eastgate Two Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	1	220,093	41.5%	220,093	41.5%	$5,167,874	$23.48
2019	2	85,807	16.2%	305,900	57.7%	$1,644,804	$19.17
2020	2	31,225	5.9%	337,125	63.6%	$642,435	$20.57
2021	0	0	0.0%	337,125	63.6%	$0	$0.00
2022	1	155,443	29.3%	492,568	92.9%	$2,901,816	$18.67
2023	0	0	0.0%	492,568	92.9%	$0	$0.00
2024	0	0	0.0%	492,568	92.9%	$0	$0.00
2025	0	0	0.0%	492,568	92.9%	$0	$0.00
Thereafter	0	0	0.0%	492,568	92.9%	$0	$0.00
Vacant	0	37,868	7.1%	530,436	100.0%	$0	$0.00
Total/Weighted Average	6	530,436	100.0%			$10,356,929	$21.03

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EASTGATE TWO PHASES VIII-X

The following table presents historical occupancy percentages at the Eastgate Two Property:

Historical Occupancy

6/30/2012(1)	6/30/2013(1)(2)	6/30/2014(1)(2)	3/1/2015(3)(4)
82.2%	100.0%	84.0%	92.9%

(1)	Information obtained from the borrower. The borrower reports on a fiscal year-end of June 30.
(2)	The decrease in occupancy from 2013 to 2014 was due to Lockheed Martin vacating approximately 121,800 square feet (23.0% of net rentable area) in November 2013.
(3)	Information obtained from the underwritten rent roll.
(4)
Current Occupancy includes CONNECT San Diego (7,725 square feet; 1.5% of net rentable area) and expansion space for Service-Now (10,900 square feet; 2.1% of net rentable area), but neither tenant is yet in occupancy or paying rent. A reserve of $386,250 was taken for outstanding tenant improvements and leasing commissions for CONNECT San Diego and $19,353 for Service-Now. Current Occupancy, excluding CONNECT San Diego and the Service-Now expansion space, is 89.3%.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Eastgate Two Property:

Cash Flow Analysis

	2012(1)(2)	2013(1)(2)(3)	2014(1)(3)(4)	TTM 1/31/2015(4)	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$12,588,460	$14,288,103	$12,537,922	$10,615,905	$10,356,929(5)	78.3%	$19.53
Grossed Up Vacant Space	0	0	0	0	849,290	6.4	1.60
Total Reimbursables	2,432,872	2,995,178	2,673,002	2,497,823	2,862,602	21.7	5.40
Other Income	8,378	6,405	10,831	0	0	0.0	0.00
Less Vacancy & Free Rent	(302,143)	(940,308)	(226,607)	0	(849,290)(6)	(6.4)	(1.60)
Effective Gross Income	$14,727,567	$16,349,378	$14,995,148	$13,113,728	$13,219,531	100.0%	$24.92

Total Operating Expenses	$2,623,470	$2,872,641	$2,915,499	$2,777,889	$3,163,053	23.9%	$5.96

Net Operating Income	$12,104,097	$13,476,737	$12,079,649	$10,335,839	$10,056,478	76.1%	$18.96
TI/LC	0	0	0	0	660,977	5.0	1.25
Capital Expenditures	0	0	0	0	164,435	1.2	0.31
Net Cash Flow	$12,104,097	$13,476,737	$12,079,649	$10,335,839	$9,231,067	69.8%	$17.40

NOI DSCR(7)	2.17x	2.42x	2.17x	1.86x	1.81x
NCF DSCR(7)	2.17x	2.42x	2.17x	1.86x	1.66x
NOI DY(7)	12.1%	13.5%	12.1%	10.3%	10.1%
NCF DY(7)	12.1%	13.5%	12.1%	10.3%	9.2%

(1)	The borrower reports financials on a fiscal year-end of June 30.
(2)	The increase in Effective Gross Income from 2012 to 2013 was due to an increase in occupancy from 82.2% to 100.0% in 2013.
(3)	The decrease in Effective Gross Income from 2013 to 2014 was due to Lockheed Martin vacating approximately 121,800 square feet (23.0% of net rentable area) in November 2013.
(4)	The decrease in Effective Gross Income from 2014 to TTM January 31, 2015 was due to LPL Financial vacating approximately 44,194 square feet (8.3% of net rentable area) in May 2014.
(5)	Base rent includes $91,818 in contractual rent steps through April 2016.
(6)	The underwritten economic vacancy is 7.6%. The Eastgate Two Property was 92.9% leased and 89.3% physically occupied as of March 1, 2015.
(7)	DSCRs and debt yields are based on the Eastgate Two Loan Combination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EASTGATE TWO PHASES VIII-X

Appraisal.  As of the appraisal valuation date of February 25, 2015, the Eastgate Two Property had an “as-is” appraised value of $178,000,000.

Environmental Matters.  According to the Phase I environmental report dated February 23, 2015, there was no evidence of any recognized environmental conditions at the Eastgate Two Property.

Market Overview and Competition.  The Eastgate Two Property is located in San Diego, California, at the intersection of Eastgate Mall and Towne Centre Drive, directly west of Interstate 805, the major north-south highway in Southern California, and approximately 1.8 miles east of Interstate 5. The Eastgate Two Property is part of the larger Eastgate Campus, a 24-building, 113.6-acre office campus owned and operated by the Irvine Company. The Eastgate Two Property is located in the east portion of the University Towne Center (“UTC”) mixed-use area, which is generally situated east of Interstate 5, west of Interstate 805, and north of State Route 52 in north-central suburban San Diego, approximately 13.4 miles north of the San Diego central business district. The Eastgate Two Property is located 0.6 miles northeast of Westfield UTC mall, a 1.1 million square foot super-regional mall with 150 retail tenants, including anchors Sears, Nordstrom and Macy’s. According to the appraisal, the mall underwent a major renovation in 2012, and it is expected to undergo a second phase over the next three years, the plan for which includes a new 330,000 square foot Nordstrom, luxury and high fashion retailers, ten restaurants and a new parking structure along Genesee Avenue. The $600.0 million project is scheduled for opening in the Fall of 2016. Other major commercial demand generators include the University of California – San Diego (2.3 miles west), with an enrollment of 30,310 students (as of Fall 2013), and considered one of the top ranked public research universities in the United States by a leading publication in 2014, and Marine Corps Air Station Miramar (4.1 miles east), an air field that is home to the 3rd Marine Aircraft Wing.

According to the appraisal, the Eastgate Two Property is located in the UTC office submarket, the financial center for a larger business area known as the Golden Triangle. Much of the newer development in the area has consisted of high intensity office, commercial and residential uses, primarily within the Golden Triangle area. Located within the San Diego office market, the UTC office submarket comprised approximately 6.6 million square feet of office space as of the fourth quarter of 2014 and accounted for approximately 8.9% of San Diego’s office inventory. The Irvine Company currently owns and operates 3.7 million square feet of office space in the UTC office submarket, exhibiting an average occupancy rate of approximately 94.0% as of December 2014. The UTC office submarket exhibited 2014 net absorption of 454,865 square feet, the largest amount of any San Diego submarket and double that of the next closest submarket. As of the fourth quarter of 2014, the submarket occupancy rate was 88.0% for all space, and 78.9% for class B space (both vacancy rates include approximately 288,224 square feet that is 100.0% vacant and is not being actively marketed for lease; excluding these vacant buildings results in a submarket occupancy rate of 86.9% for class B space), with a current average asking rent within the submarket of $29.16 per square foot for all space, and $28.08 per square foot for class B space, on a full-service gross basis. Deducting the appraiser’s assumption of $6.48 per square foot for reimbursements, the average triple-net rents equate to $22.68 per square foot and $21.60 per square foot, respectively. Average rent in the submarket has increased 9.2% year-over-year (December 2013 to December 2014). The appraiser’s competitive set exhibited an average occupancy of 90.7%.

The following table presents certain information relating to comparable office properties for the Eastgate Two Property:

Competitive Set(1)

	Eastgate Two Phases VIII-X (Subject)	Eastgate One Phases I-VIII & XII	Centrewest Plaza	Sorrento Gateway
Location	San Diego, CA	San Diego, CA	San Diego, CA	San Diego, CA
Distance from Subject	--	0.1 miles	1.2 miles	1.1 miles
Property Type	Office	Office	Office	Office
Year Built/Renovated	1998/2014	1998/2014	1990/NAV	2008/NAV
Stories	2-3	2	3	2
Total GLA	530,436 SF	860,513 SF	195,584 SF	228,254 SF
Total Occupancy	93%	85%	87%	100%

(1)	Information obtained from the appraisal.

The Borrower.  The borrower is Irvine Eastgate Office II LLC, a Delaware limited liability company which is a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Eastgate Two Loan Combination. Spectrum Office Properties II LLC is the guarantor of certain nonrecourse carveouts under the Eastgate Two Loan Combination.

The Sponsor.  The sponsore is The Irvine Company, LLC (“Irvine Company”). Irvine Company was established in 1864 and is a diversified, privately held real-estate investment company and master-planner, which was responsible for the stewardship and master-planning of the City of Irvine in Orange County, California, which was incorporated in 1971. As of December 31, 2014, Irvine Company’s investment portfolio totals approximately 98 million square feet and includes 500 office buildings totaling 38.2 million square feet, 129 multifamily properties totaling over 50,000 units, 41 retail properties totaling 8.4 million square feet and three resort properties totaling 1,163 rooms, primarily located in Southern California. In addition, within Orange County, the Irvine Company owns and manages an extensive unencumbered land bank currently fully entitled for commercial, retail, multifamily and single-family development. Spectrum Office Properties II LLC, an affiliate of the sponsor, also serves as the guarantor of certain nonrecourse carveouts for the Eastgate One Phases I-VIII & XII Loan Combination.

Escrows.  The loan documents provide for upfront reserves in the amount of $75,200 for rent concessions for WMK Office San Diego, LLC and $1,698,283 for outstanding tenant improvements and leasing commissions ($1,292,500 for WMK Office San Diego, LLC,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EASTGATE TWO PHASES VIII-X

$386,250 for CONNECT San Diego and $19,533 for Service-Now). The loan documents do not require monthly escrows for real estate taxes as long as (i) no DSCR Trigger Event Period (as defined below) exists and (ii) the borrower provides the lender with timely proof of payment of real estate taxes. The loan documents do not require monthly escrows for insurance as long as (i) no DSCR Trigger Event Period exists; (ii) the Eastgate Two Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums when due. The loan documents do not require monthly escrows for capital expenditures or tenant improvements and leasing commissions as long as no DSCR Trigger Event Period exists. Upon the occurrence of a DSCR Trigger Event Period, monthly reserves of $13,703 for capital expenditures (capped at $328,869) and $55,254 for tenant improvements and leasing commissions (capped at $1,326,090) will be required.

A “DSCR Trigger Event Period” will commence upon (i) the occurrence of an event of default or (ii) the amortizing debt service coverage ratio falling below 1.20x at the end of any calendar quarter. A DSCR Trigger Event Period will be cured upon the (i) cure of such event of default and (ii) the amortizing debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters.

The borrower will be required to accumulate $2,070,000 in the Provide Commerce Springing Reserve if (i) the borrower and Provide Commerce fail to enter into a direct lease for substantially all of the Provide Commerce space for a term of no less than five years at a net effective rent of no less than the lesser of (a) $23.61 per square foot triple-net (the rent payable prior to the expiration of the Provide Commerce sublease) or (b) 95% of the then effective fair market rent, prior to June 30, 2017; (ii) Provide Commerce vacates all or substantially all of their space and ceases paying rent under their sublease; or (iii) Provide Commerce suffers a bankruptcy or becomes insolvent. To satisfy the Provide Commerce Springing Reserve, the borrower may deposit cash (either one lump sum or monthly payments), post a letter of credit or provide a reserve guaranty from an investment-grade rated entity. Provided no event of default has occurred or is continuing, funds will be disbursed once Provide Commerce has executed a direct lease subject to the above provisions or all of the Provide Commerce space has been leased to replacement tenant(s) pursuant to one or more leases for a term of at least five years at no less than 95% of fair market rent, as further detailed in the loan agreement.

The borrower will be required to accumulate $1,650,000 in the Service-Now Springing Reserve if (i) Service-Now fails to exercise its lease extension option nine months prior to the Service-Now lease expiration (September 30, 2022) and has not otherwise extended its’ lease for a term of at least five years at a net effective rent of no less than the lesser of (a) $22.08 per square foot triple-net (the rent payable prior to the expiration of the Service-Now lease) or (b) 95% of the then effective fair market rent; (ii) Service-Now vacates all or substantially all of their space and ceases paying rent under their lease; or (iii) Service-Now suffers a bankruptcy or becomes insolvent. To satisfy the Service-Now Springing Reserve, the borrower may deposit cash (either one lump sum or monthly payments), post a letter of credit or provide a reserve guaranty from an investment-grade rated entity. Provided no event of default has occurred or is continuing, funds will be disbursed once the Service-Now lease has been extended subject to the above provisions or all of the Service-Now space has been leased to replacement tenant(s) pursuant to one or more leases for a term of at least five years at no less than 95% of fair market rent, as further detailed in the loan agreement.

Lockbox and Cash Management.  The Eastgate Two Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within three business days of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds are required to be distributed to the borrower. During a Cash Trap Event Period, all funds are swept on a daily basis to a lender-controlled cash management account. In addition, during a Cash Trap Event Period, after application to various reserves, if the excess cash flow held by the lender is not less than six months of debt service payments, any excess cash flow will be disbursed to the borrower.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence of an event of default or (ii) the amortizing debt service coverage ratio falling below 1.10x at the end of any calendar quarter. A Cash Trap Event Period will be cured, with regard to clause (i), upon the cure of such event of default and with regard to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.15x for two consecutive calendar quarters.

Property Management.  The Eastgate Two Property is managed by an affiliate of the borrower.

Assumption.  The borrower has the right to transfer the Eastgate Two Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty (which includes an environmental indemnity) by an affiliate of the transferee; and (iii) rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C28 Certificates and similar confirmations from each rating agency rating any securities backed by the Eastgate Two Companion Loan with respect to the ratings of such securities.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Additional Indebtedness. The loan documents permit the pledge of a direct or indirect interest in an upper tier entity (Spectrum Office Properties II LLC or its affiliated owners) and non-controlling interests in the borrower if the pledgor owns a direct or indirect interest in real property other than the Eastgate Two Property, subject to certain additional conditions, including no change of control to the parties other than Spectrum Office Properties II LLC or its affiliates.

Ground Lease.  None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EASTGATE TWO PHASES VIII-X

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Eastgate Two Property; provided, however, if the Terrorism Risk Insurance Program Reauthorization Act is discontinued or not renewed, the borrower will not be required to pay annual premiums in excess of two times the amount for a standalone all risk policy. The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Earthquake Insurance.  The loan documents do not require earthquake insurance. The seismic report dated February 20, 2015 indicated a probable maximum loss of 8.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – 3 Beaver Valley Road

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$46,350,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$46,350,000			Location:	Wilmington, DE
% of Initial Pool Balance:	4.0%			Size:	263,503 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$175.90
Borrower Name:	Medistar Beaver Valley, LLC			Year Built/Renovated:	1995/NAP
Sponsor:	Manfred Co., L.C.			Title Vesting:	Fee
Mortgage Rate:	4.020%			Property Manager:	Stream Realty Partners-DC, L.P.
Note Date:	March 30, 2015			3rd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	April 11, 2025			Most Recent Occupancy (As of):	93.1% (12/31/2014)
IO Period:	24 months			Current Occupancy (As of):	94.9% (4/1/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$5,402,904 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$5,499,422 (12/31/2013)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$5,106,528 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Mezzanine			U/W Revenues(3):	$7,909,242
				U/W Expenses(3):	$3,352,320
				U/W NOI(3):	$4,556,921
				U/W NCF(3):	$4,158,797
				U/W NOI DSCR(1):	1.71x
Escrows and Reserves(2):				U/W NCF DSCR(1):	1.56x
				U/W NOI Debt Yield(1):	9.8%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	9.0%
Taxes	$283,193	$40,456	NAP	As-Is Appraised Value:	$61,850,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	February 26, 2015
Replacement Reserves	$0	$4,392	NAP	Cut-off Date LTV Ratio(1):	74.9%
TI/LC Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	63.2%

(1)
See “Subordinate and Mezzanine Indebtedness” section. The equity interest in the 3 Beaver Valley Road Mortgage Loan borrower has been pledged to secure mezzanine indebtedness with a principal balance of $3,090,000. The LTV, DSCR, debt yield and Cut-off Date Principal Balance per square foot numbers shown in the chart above are based solely on the 3 Beaver Valley Road Mortgage Loan. As of the Cut-off Date, the combined U/W NCF DSCR, Cut-off Date LTV Ratio and U/W NCF Debt Yield are 1.37x, 79.9% and 8.4%, respectively.

(2)	See “Escrows” section.
(3)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “3 Beaver Valley Road Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in an office building and adjacent parking garage located in Wilmington, Delaware (the “3 Beaver Valley Road Property”).  The 3 Beaver Valley Road Mortgage Loan was originated on March 30, 2015 by Wells Fargo Bank, National Association. The 3 Beaver Valley Road Mortgage Loan had an original principal balance of $46,350,000, has an outstanding principal balance as of the Cut-off Date of $46,350,000 and accrues interest at an interest rate of 4.020% per annum.  The 3 Beaver Valley Road Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The 3 Beaver Valley Road Mortgage Loan matures on April 11, 2025.

Following the lockout period, the borrower has the right to defease the 3 Beaver Valley Road Mortgage Loan in whole, but not in part, on any date before January 11, 2025.  In addition, the 3 Beaver Valley Road Mortgage Loan is prepayable without penalty on or after January 11, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 BEAVER VALLEY ROAD

Sources and Uses

Sources			Uses
Original loan amount	$46,350,000	72.2%	Purchase price	$61,800,000	96.2%
Mezzanine loan	3,090,000	4.8	Reserves	283,193	0.4
Sponsor’s new cash contribution	14,791,617	23.0	Closing costs	2,148,424	3.3
Total Sources	$64,231,617	100.0%	Total Uses	$64,231,617	100.0%

The Property.  The 3 Beaver Valley Road Property is comprised of a five-story, class A, office building totaling 263,503 square feet and an adjacent four-level parking garage located in Wilmington, Delaware, approximately 8.0 miles north of the Wilmington central business district.  Built in 1995, the 3 Beaver Valley Road Property is situated on a 17.9-acre parcel and serves as the headquarters for its two tenants, Farmers Insurance (rated A2/A+ by Moody’s/S&P) and Solenis LLC (“Solenis”) (rated B3/B by Moody’s/S&P). The 3 Beaver Valley Road Property has been occupied by 21st Century Insurance since 2002 and, following Farmers Insurance acquisition of 21st Century Insurance in 2009, Farmers Insurance renewed its lease in 2014 for a 10-year term.  Farmers Insurance serves more than 10.0 million households with more than 20.0 million individual insurance policies across all 50 states through the effort of over 50,000 exclusive and independent agents and approximately 24,000 employees. Solenis is a leading global supplier of specialty chemicals to the pulp and paper,chemical processing, mining, biorefining and power markets and employs 3,500 professionals worldwide, with approximately 120 employees and senior executives located at the 3 Beaver Valley Road Property. Amenities at the 3 Beaver Valley Road Property include an employee cafeteria, fitness center and outdoor seating area adjacent to the cafeteria. The 3 Beaver Valley Road Property features 1,214 surface and garage parking spaces resulting in a parking ratio of 4.6 spaces per 1,000 square feet of rentable area. As of April 1, 2015, the 3 Beaver Valley Road Property was 94.9% leased to two tenants.

The following table presents certain information relating to the tenancy at the 3 Beaver Valley Road Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Farmers Insurance	NR/A2/A+	210,975	80.1%	$20.37(1)	$4,297,684(1)	84.7%	12/31/2024(2)(3)
Solenis LLC	NR/B3/B	39,121	14.8%	$19.88	$777,620	15.3%	1/31/2025(4)(5)
Total Major Tenants		250,096	94.9%	$20.29	$5,075,304	100.0%

Occupied Collateral Total		250,096	94.9%	$20.29	$5,075,304	100.0%

Vacant Space		13,407	5.1%

Collateral Total		263,503	100.0%

(1)
The Annual U/W Base Rent and the Annual U/W Base Rent PSF represent the average rent for Farmers Insurance through the remaining lease term for 146,986 square feet and the average rent through January 2021 for the Contraction Space (as defined below) (each space has current in-place rent of $19.00 per square foot). The remaining 10,972 square feet has an Annual U/W Base Rent PSF of $10.00 per square foot.

(2)
Farmers Insurance has an option to reduce its net rentable area by 53,017 square feet (the “Contraction Space”) by providing 12 months’ written notice on or after February 1, 2021. The tenant must pay a contraction fee equal to the sum of the Contraction Space’s pro rata amount of unamortized costs of tenant improvement and leasing commissions provided by the landlord with interest and six months rent attributable to the Contraction Space.

(3)	Farmers Insurance has one, five-year lease renewal option.
(4)
Solenis has a one-time, right to terminate its lease on or after January 31, 2019, effective January 31, 2020, with  payment of a termination fee equal to the sum of unamortized costs of tenant improvement and leasing commissions provided by the landlord and 12 months rent.

(5)	Solenis has one five-year lease renewal option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 BEAVER VALLEY ROAD

The following table presents certain information relating to the lease rollover schedule at the 3 Beaver Valley Road Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	1	210,975	80.1%	210,975	80.1%	$4,297,684	$20.37
2025	1	39,121	14.8%	250,096	94.9%	$777,620	$19.88
Thereafter	0	0	0.0%	250,096	94.9%	$0	$0.00
Vacant	0	13,407	5.1%	263,503	100.0%	$0	$0.00
Total/Weighted Average	2	263,503	100.0%			$5,075,304	$20.29

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the 3 Beaver Valley Road Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	4/1/2015(2)
100.0%	100.0%	93.1%	94.9%

(1) Information obtained from the borrower.
(2) Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 BEAVER VALLEY ROAD

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 3 Beaver Valley Road Property:

Cash Flow Analysis

	2012	2013	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$5,047,461	$5,131,638	$4,837,300	$5,075,304(2)	64.2%	$19.26
Grossed Up Vacant Space	0	0	0	268,140	3.4	1.02
Total Reimbursables	574,617	638,216	1,291,845	3,100,142	39.2	11.77
Parking Income	380,566	380,568	190,284	0	0.0	0.00
Less Vacancy	0	0	0	(534,344)(3)	(6.8)	(2.03)
Effective Gross Income	$6,002,643	$6,150,422	$6,319,429	$7,909,242	100.0%	$30.02

Total Operating Expenses	$599,740	$651,000	$1,212,901(1)	$3,352,320	42.4%	$12.72

Net Operating Income	$5,402,904	$5,499,422	$5,106,528	$4,556,921(4)	57.6%	$17.29

TI/LC	0	0	0	345,423	4.4	1.31
Capital Expenditures	0	0	0	52,701	0.7	0.20
Net Cash Flow	$5,402,904	$5,499,422	$5,106,528	$4,158,797	52.6%	$15.78

NOI DSCR	2.03x	2.07x	1.92x	1.71x
NCF DSCR	2.03x	2.07x	1.92x	1.56x
NOI DY	11.7%	11.9%	11.0%	9.8%
NCF DY	11.7%	11.9%	11.0%	9.0%

(1)	2014 Expenses increase due to expenses previously being paid directly by Farmers Insurance.
(2)	The U/W Base Rent represents rent averaging for Farmers Insurance totaling $387,907 above the current in place rent (See “Major Tenants” section).
(3)	The underwritten economic vacancy is 10.0%. The 3 Beaver Valley Road Property was 94.9% physically occupied as of April 1, 2015.
(4)	The U/W Net Operating Income is lower than 2014 due to an increase in U/W Total Operating Expenses.

Appraisal.  As of the appraisal valuation date of February 26, 2015, the 3 Beaver Valley Road Property had an “as-is” appraised value of $61,850,000.

Environmental Matters.  According to a Phase I environmental site assessment dated March 2, 2015, there was no evidence of any recognized environmental conditions at the 3 Beaver Valley Road Property.

Market Overview and Competition.  The 3 Beaver Valley Road Property is located on the north side of Beaver Valley Road, in Wilmington, Delaware, approximately 8.0 miles north of the Wilmington central business district, and benefits from a convenient location that is accessible to employees living in Delaware, Pennsylvania and New Jersey. Regional access to the area is provided by Route 202, which runs south into Wilmington and north into Pennsylvania, and is located approximately 0.3 miles east of the 3 Beaver Valley Road Property. The 3 Beaver Valley Road Property is located in the Northern Delaware office market which continued to display improving market fundamentals at the close of the third quarter 2014. Tenants leased approximately 422,230 square feet of office space and absorbed approximately 120,000 square feet during the first three quarters of 2014 resulting in the region’s overall vacancy rate falling to approximately 17.9%. The Northern Delaware office market consists of New Castle County, which is divided into the Wilmington central business district and New Castle County office submarkets that contain approximately 6.7 million square feet and 8.5 million square feet of office space, respectively. Depressed rental rates, coupled with projected improvements in the national economy, are expected to increase hiring and expansion efforts among the region’s business leaders, thereby increasing the demand for office space accordingly.

According to a third party report, the 3 Beaver Valley Road Property is located in the North New Castle County office submarket which is comprised of 179 buildings totaling approximately 6.0 million square feet of office space. As of the first quarter 2015, the North New Castle County office submarket reported a vacancy rate of 11.8% and an average asking rent of $24.18 per square foot full service gross.  As of the first quarter 2015, the North New Castle County class A office submarket, comprised of approximately 2.4 million square feet of office space, reported a vacanty rate of 10.4% and an average asking rent of $26.19 per square foot full service gross.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 BEAVER VALLEY ROAD

The following table presents certain information relating to comparable properties to the 3 Beaver Valley Road Property:

Competitive Set(1)

	3 Beaver Valley Road (Subject)	Lower Makefield Corporate Center	Crosspoint at Valley Forge	Four Falls Corporate Center	5 Radnor Corporate Center	Bellevue Park Corporate Center
Location	Wilmington, DE	Yardley, PA	Wayne, PA	Conshohocken, PA	Radnor, PA	Wilmington, DE
Distance from Subject	--	56.2 miles	25.4 miles	29.6 miles	28.7 miles	6.4 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1995/NAP	2009/NAV	2014/NAV	1987/NAV	1985/NAV	1987/NAV
Stories	5	4	4	6	5	4
Total GLA	263,503 SF	87,155 SF	272,665 SF	253,985 SF	161,557 SF	117,277 SF
Total Occupancy	95%	72%	95%	69%	100%	100%

(1)	Information obtained from the appraisal and represents properties with comparable office rent as the appraiser did not identify a competitive set.

The Borrower. The borrower is Medistar Beaver Valley, LLC, a single purpose entity with one independent director.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 3 Beaver Valley Road Mortgage Loan.  Manfred Co., L.C. is the guarantor of certain nonrecourse carveouts under the 3 Beaver Valley Road Mortgage Loan.

The Sponsor. The sponsor is Manfred Co., L.C., which is managed by Monzer Hourani.  Mr. Hourani founded Medistar Corporation (“Medistar”), one of the leading medical real estate development companies in the healthcare field. Medistar specializes in the development of integrated medical buildings that typically contain facilities for outpatient surgery, full modality diagnostics, physical therapy and physician offices.  As of April 2015, Medistar has developed or owns 11 medical centers and six office buildings with six additional projects in development.

Escrows. The loan documents provide for upfront reserves in the amount of $283,193 for real estate taxes. The loan documents require monthly deposits of $40,456 for real estate taxes and $4,392 for replacement reserves. Monthly deposits for tenant improvement and leasing commissions in the amount of $27,448 will commence upon the earlier of (i) May 2020; (ii) the occurrence and continuance of an event of default; (iii) Farmers Insurance having a credit rating less than BBB- by S&P; or (iv) Solenis a credit rating less than B3 by Moody’s. If Solenis no longer maintains a credit rating of at least B3 by Moody’s, the borrower is required to deposit an additional amount of $343,210 into the tenant improvement and leasing commission reserve. The loan documents do not require monthly escrows for insurance provided (a) no event of default has occurred; (b) the 3 Beaver Valley Road Property is insured via an acceptable blanket insurance policy; and (c) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

Lockbox and Cash Management. The 3 Beaver Valley Road Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account.  The loan documents also require that all rents received by the borrowers or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess cash flow is distributed to the borrower. During a Cash Trap Event Period, all cash flow is swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the amortizing net cash flow debt service coverage ratio being less than 1.20x; or (iii) the occurrence of a Tenant Event Period (as defined below). A Cash Trap Event Period will be cured, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the amortizing net cash flow debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters; and with regard to clause (iii), upon the termination of such Tenant Event Period.

A “Tenant Event Period” will commence upon the earlier of (i) an event of default by the borrower, as landlord, under any lease; (ii) Farmers Insurance exercising its contraction option (see “Major Tenants” section); (iii) 12 months prior to the effective date of the Solenis’ termination option; or (iv) Famers Insurance or Solenis vacating, going dark or otherwise failing to occupy its space, filing bankruptcy or similar insolvency, or terminating its lease or giving notice to do so. A Tenant Event Period will be cured, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the lender receiving satisfactory evidence that the contraction space has been leased to one or more satisfactory tenants and such replacement tenants are paying full, unabated rent; with regard to clause (iii), upon the lender receiving satisfactory evidence that Solenis has revoked its termination notice and has irrevocably waived any remaining option to terminate its lease; with regard to clause (iv), upon the applicable tenant resuming its normal business operations for two consecutive calendar quarters, the bankruptcy or insolvency proceeding being terminated and the applicable tenant’s lease being affirmed, or any applicable default being cured and the applicable tenant’s lease being in full force and effect for two consecutive calendar quarters. In addition, clauses (iii) and (iv) may be cured upon the lender receiving satisfactory evidence that the entire applicable tenant space has been leased to one or more satisfactory tenants and such replacement tenant is paying full, unabated rent (“Re-tenanting Event”). A Tenant Event Period will also commence upon June 11, 2023, provided a Re-tenanting Event has not occurred for both the Farmers Insurance and Solenis spaces and the lender has not received satisfactory evidence that both Farmers Insurance and Solenis have extended the term of its lease on terms acceptable to the lender.

Property Management.  The 3 Beaver Valley Road Property is managed by Stream Realty Partners-DC, L.P.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 BEAVER VALLEY ROAD

Assumption. The borrower has a two-time right to transfer the 3 Beaver Valley Road Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; and (iii) the lender has received confirmation from DBRS, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C28 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness.  EW Structured Finance DE – 2015, LLC, a subsidiary of EverWest Real Estate Partners, LLC, has originated a $3,090,000 mezzanine loan (the “3 Beaver Valley Road Mezzanine Loan”) to Medistar BV3, LLC, a limited liability company.  The 3 Beaver Valley Road Mezzanine Loan had an initial term of 120 months and has a remaining term as of the Cut-off Date of 119 months.  The 3 Beaver Valley Road Mezzanine Loan accrues interest at an interest rate of 12.000% per annum and requires interest-only payments through the term of the 3 Beaver Valley Road Mezzanine Loan.

Ground Lease. None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 3 Beaver Valley Road Property.  The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – Encino Financial Center

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Kroll/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$44,000,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$44,000,000			Location:	Encino, CA
% of Initial Pool Balance:	3.8%			Size:	227,223 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$193.64
Borrower Name:	EFC Investors, Ltd.			Year Built/Renovated:	1975/2005
Sponsor:	Robert J. Lowe			Title Vesting:	Fee
Mortgage Rate:	3.980%			Property Manager:	Self-managed
Note Date:	April 13, 2015			3rd Most Recent Occupancy (As of):	91.3% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	87.9% (12/31/2012)
Maturity Date:	May 11, 2025			Most Recent Occupancy (As of):	92.2% (12/31/2013)
IO Period:	60 months			Current Occupancy (As of)(2):	91.9% (1/31/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$3,849,542 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$3,694,712 (12/31/2013)
Call Protection:	L(24),D(89),O(7)			Most Recent NOI (As of):	$3,955,556 (12/31/2014)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues:	$7,449,100
				U/W Expenses:	$3,512,594
				U/W NOI:	$3,936,507
Escrows and Reserves(1):				U/W NCF:	$3,669,668
				U/W NOI DSCR:	1.57x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.46x
Taxes	$42,750	$21,375	NAP	U/W NOI Debt Yield:	8.9%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield:	8.3%
Replacement Reserves	$0	$3,787	$90,888	As-Is Appraised Value:	$72,000,000
TI/LC Reserve	$0	$28,403	$681,672(1)	As-Is Appraisal Valuation Date:	February 4, 2015
Rent Concession Reserve	$102,466	$0	NAP	Cut-off Date LTV Ratio:	61.1%
Existing TI/LC Reserve	$48,816	$0	NAP	LTV Ratio at Maturity or ARD:	55.4%

(1)	See “Escrows” section.
(2)	See “Historical Occupancy” section.

The Mortgage Loan.  The mortgage loan (the “Encino Financial Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an office building located in Encino, California (the “Encino Financial Center Property”).  The Encino Financial Center Mortgage Loan was originated on April 13, 2015 by Wells Fargo Bank, National Association.  The Encino Financial Center Mortgage Loan had an original principal balance of $44,000,000, has an outstanding principal balance as of the Cut-off Date of $44,000,000 and accrues interest at an interest rate of 3.980% per annum.  The Encino Financial Center Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Encino Financial Center Mortgage Loan matures on May 11, 2025.

Following the lockout period, the borrower has the right to defease the Encino Financial Center Mortgage Loan in whole, but not in part, on any date before November 11, 2024. In addition, the Encino Financial Center Mortgage Loan is prepayable without penalty on or after November 11, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ENCINO FINANCIAL CENTER

Sources and Uses

Sources			Uses
Original loan amount	$44,000,000	100.0%	Loan payoff(1)	$41,311,686	93.9%
			Reserves	194,032	0.4
			Closings costs	266,752	0.6
			Return of equity	2,227,530	5.1
Total Sources	$44,000,000	100.0%	Total Uses	$44,000,000	100.0%

(1)	The Encino Financial Center Property was previously securitized in the JPMCC 2005-LDP3 transaction.

The Property.  The Encino Financial Center Property is a 13-story, class A office tower totaling 227,223 square feet located in Encino, California, approximately 17.9 miles northwest of the Los Angeles central business district. Built in 1975, the Encino Financial Center Property has been continuously maintained and renovated over the approximate 40-year ownership period of the sponsor. Over the past four years, the sponsor has invested approximately $4.4 million on tenant improvements, leasing commissions and capital expenditures. Amenities at the Encino Financial Center Property include a parking garage, a ground floor bank branch, car wash services, eatery, notary public and on-site storage. Parking for the Encino Financial Center Property is provided by a five-level parking structure that contains 755 garage parking spaces, equating to a parking ratio of 3.3 spaces per 1,000 square feet of rentable area.

The Encino Financial Center Property primarily caters to smaller professional firms such as law firms, accounting firms, finance companies and doctor’s offices. The average tenant suite is approximately 2,582 square feet, and at least 37.4% of the net rentable area has been in occupancy for at least ten years. According to a third party market research report, the Encino Financial Center Property has averaged 94.3% occupancy since 1996, and was awarded the Energy Star label in 12 of the past 13 years for its operating efficiency. As of January 31, 2015, the Encino Financial Center Property was 91.9% leased by 78 tenants.

The following table presents certain information relating to the tenancy at the Encino Financial Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Marshall Oldman & Norman Hoffman	NR/NR/NR	11,833	5.2%	$39.72	$470,007	7.6%	6/30/2020
Barrister Executive Suites, Inc.	NR/NR/NR	18,437	8.1%	$27.00	$497,799	8.0%	12/31/2018
City National Bank	A-/A3/BBB+	9,831	4.3%	$48.00	$471,900	7.6%	3/31/2019
Bovitz Research Group	NR/NR/NR	9,108	4.0%	$29.50	$268,719	4.3%	9/30/2017
Weissman, Klass, Weingarten, and Shaw	NR/NR/NR	6,961	3.1%	$29.92	$208,255	3.4%	MTM
Total Major Tenants		56,271	24.8%	$34.46	$1,938,928	31.2%

Non-Major Tenants		145,992	64.3%	$29.23	$4,268,016	68.8%

Occupied Collateral Total		202,263	89.0%	$30.69	$6,206,945	100.0%

Storage/Other Space(3)		7,140	3.1%

Vacant Space		17,820	7.8%

Collateral Total		227,223	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through April 2016 totaling $125,043.
(3)
Storage/Other Space includes 5,642 square feet (2.5% of net rentable area) of occupied storage space, a 1,004 square foot (0.4% of net rentable area) building adjustment and 494 square feet (0.2% of net rentable area) of vacant storage space. Storage income has been included in other income in the underwritten net cash flow. See “Historical Occupancy” section.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ENCINO FINANCIAL CENTER

The following table presents certain information relating to the lease rollover schedule at the Encino Financial Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	12	21,370	9.4%	21,370	9.4%	$556,428	$26.04
2015	11	22,275	9.8%	43,646	19.2%	$689,251	$30.94
2016	11	24,726	10.9%	68,372	30.1%	$736,695	$29.79
2017	16	33,176	14.6%	101,547	44.7%	$997,096	$30.06
2018	11	36,053	15.9%	137,600	60.6%	$1,004,969	$27.87
2019	12	36,456	16.0%	174,056	76.6%	$1,250,467	$34.30
2020	4	26,229	11.5%	200,286	88.1%	$908,899	$34.65
2021	1	1,978	0.9%	202,264	89.0%	$63,138	$31.92
2022	0	0	0.0%	202,264	89.0%	$0	$0.00
2023	0	0	0.0%	202,264	89.0%	$0	$0.00
2024	0	0	0.0%	202,264	89.0%	$0	$0.00
2025	0	0	0.0%	202,264	89.0%	$0	$0.00
Thereafter	0	0	0.0%	202,264	89.0%	$0	$0.00
Storage/Other	0	7,140	3.1%	209,404	92.2%	$0	$0.00
Vacant	0	17,820	7.8%	227,223	100.0%	$0	$0.00
Total/Weighted Average	78	227,223	100.0%			$6,206,945	$30.69

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes storage, a building adjustment and vacant space, totaling 7,140 square feet (3.1% of net rentable area).

The following table presents historical occupancy percentages at the Encino Financial Center Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	1/31/2015(2)
91.3%	87.9%	92.2%	91.9%

(1)	Information obtained from the borrower.
(2)
Information obtained from the underwritten rent roll. Current occupancy includes 5,642 square feet (2.5% of net rentable area) of occupied storage space and a 1,004 square foot (0.4% of net rentable area) building adjustment.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Encino Financial Center Property:

Cash Flow Analysis

	2012	2013	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$6,061,478	$5,805,841	$5,931,480	$6,206,945(1)	83.3%	$27.32
Grossed Up Vacant Space	0	0	0	534,591	7.2	2.35
Total Reimbursables	213,323	83,532	188,260	188,260	2.5	0.83
Parking Income	1,016,112	1,066,664	1,130,671	1,130,671	15.2	4.98
Other Income	62,804	60,753	62,787	62,787	0.8	0.28
Less Vacancy & Free Rent	(454,617)	(417,862)	(218,711)	(674,154)(2)	(9.1)	(2.97)
Effective Gross Income	$6,899,100	$6,598,928	$7,094,487	$7,449,100	100.0%	$32.78

Total Operating Expenses	$3,049,559	$2,904,216	$3,138,931	$3,512,594	47.2%	$15.46

Net Operating Income	$3,849,542	$3,694,712	$3,955,556	$3,936,507	52.8%	$17.32
TI/LC	0	0	0	221,394	3.0	0.97
Capital Expenditures	0	0	0	45,445	0.6	0.20
Net Cash Flow	$3,849,542	$3,694,712	$3,955,556	$3,669,668	49.3%	$16.15

NOI DSCR	1.53x	1.47x	1.57x	1.57x
NCF DSCR	1.53x	1.47x	1.57x	1.46x
NOI DY	8.7%	8.4%	9.0%	8.9%
NCF DY	8.7%	8.4%	9.0%	8.3%

(1)	U/W Base Rent includes contractual rent steps through April 2016 totaling $125,043.
(2)	The underwritten economic vacancy is 10.0%. The Encino Financial Center Property was 91.9% physically occupied as of January 31, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ENCINO FINANCIAL CENTER

Appraisal.  As of the appraisal valuation date of February 4, 2015, the Encino Financial Center Property had an “as-is” appraised value of $72,000,000.

Environmental Matters.  According to the Phase I environmental report dated February 13, 2015, there was no evidence of any recognized environmental conditions at the Encino Financial Center Property.

Market Overview and Competition.  The Encino Financial Center Property is located in Encino, California, along highly trafficked Ventura Boulevard, which runs parallel to US Route 101 through San Fernando Valley. The Encino Financial Center Property is located approximately 1.0 mile west of Interstate 405 and 1.2 miles southwest of the US Route 101 and Interstate 405 interchange, which is considered to be one of the busiest intersections in the United States with over 550,000 vehicles per day. Encino is located approximately 17.9 miles northwest of the Los Angeles central business district, in the south central portion of the San Fernando Valley, approximately 18.6 miles north of Los Angeles International Airport and 13.6 miles north of the Pacific Ocean coastline. Other nearby demand drivers include the Encino Hospital Medical Center, a 150-bed Prime Healthcare hospital located two buildings west of the Encino Financial Center Property, and Sherman Oaks Galleria, a 1.3 million square foot mixed-use retail and office complex located one mile east of the Encino Financial Center Property. As of 2014, the estimated population within a three- and five-mile radius of the Encino Financial Center Property was 182,153 and 475,074, respectively and the average household income within the same radii was $111,161 and $88,521, respectively.

According to the appraisal, the Encino Financial Center Property is located in the Encino office submarket of the Los Angeles North office market. The Los Angeles North office market contains approximately 53.7 million square feet of office space in 603 buildings (excluding owner/user, medical and government buildings) exhibiting a direct vacancy rate of 12.4% as of the fourth quarter 2014. The Encino office submarket comprised approximately 3.8 million square feet of office space as of the fourth quarter of 2014 and accounted for approximately 7.1% of the Los Angeles North office market inventory. When combined with the adjacent Sherman Oaks submarket, the total office inventory is 6.5 million square feet, collectively approximating the third largest submarket in the Los Angeles North market. According to the appraisal, the combined Encino/Sherman Oaks submarket occupancy has averaged 91.5% since 1999. Similar to the tenant composition of the Encino Financial Center Property, the tenant base in these two submarkets include financial services, professional firms such as legal and accounting services, and investment/brokerage firms. These firms are attracted to the area by the executive housing neighborhoods in the surrounding area. As of year-end 2014, the Encino submarket exhibited a vacancy rate of 9.2%, with a current average asking rent of $28.32 per square foot on a gross basis.

The following table presents certain information relating to comparable office properties for the Encino Financial Center Property:

Competitive Set(1)

	Encino Financial Center (Subject)	Encino Gateway Building	Encino Plaza	16000 Ventura Boulevard	Ventura Woodley Building	MB Building	Ventura Libbit Building
Location	Encino, CA	Encino, CA	Encino, CA	Encino, CA	Encino, CA	Encino, CA	Encino, CA
Distance from Subject	--	0.5 miles	0.3 miles	0.2 miles	0.1 miles	0.2 miles	0.2 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1975/2005	1975/1998	1971/1992	1980/1996	1969/2001	1972/1992	1980/NAV
Stories	13	20	18	12	12	12	13
Total GLA	227,223 SF	288,207 SF	262,404 SF	187,816 SF	130,000 SF	163,775 SF	172,619 SF
Total Occupancy	92%	89%	93%	92%	96%	95%	99%

(1)	Information obtained from the appraisal.

The Borrower.  The borrower is EFC Investors, Ltd., a California limited partnership which is a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Encino Financial Center Mortgage Loan. Robert J. Lowe is the guarantor of certain nonrecourse carveouts under the Encino Financial Center Mortgage Loan.

The Sponsor.  Robert J. Lowe is the chairman of the board and chief executive officer of Lowe Enterprises, Inc. (“Lowe”), a Los Angeles-based real estate development, investment advisory and management firm. Lowe is a diversified real estate company active in commercial, hospitality and residential property investment, management and development. Founded in 1972 by Mr. Lowe, the firm has been responsible for $7.0 billion in real estate assets, including commercial, hospitality and debt investments. Since inception in 1972, Lowe has acquired, developed or managed more than $24.0 billion of real estate assets. Lowe maintains additional regional offices in Southern California, Denver, Philadelphia, Seattle and Washington, DC. Lowe has been involved in prior loan workouts and foreclosures as a result of the economic downturn.

Escrows.  The loan documents provide for upfront reserves in the amount of $42,750 for taxes, $102,466 for rent concessions ($29,778 for Kingsley and Kingsley, $27,605 for Goldman, Kurland and Mohidian LLP, $14,499 for Carlson & Cohen and $30,584 for five other tenants) and $48,816 for outstanding tenant improvements and leasing commissions ($25,590 for Nemirof & Cohen LLP, $11,868 for Gary W. Green DDS and $11,358 for Premier Sports and Entertainment). Ongoing monthly reserves are required in an amount equal to $21,375 for taxes, $3,787 for replacement reserves (subject to a cap of $90,888) and $28,403 for general tenant improvements and leasing commissions (subject to a cap of $681,672, as long as (i) the trailing-twelve month net cash flow debt yield is equal to or greater than 9.5%, tested on a quarterly basis and (ii) no event of default has occurred or is continuing). The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the Encino Financial Center Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of the insurance premiums when due.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ENCINO FINANCIAL CENTER

Lockbox and Cash Management.  The Encino Financial Center Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower and property manager deposit all cash revenues and all other monies received into such lockbox account within two business day after receipt. Prior to a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account are swept to a borrower account. During a Cash Trap Event Period, the borrower and property manager will cause all rents to be deposited directly into the lockbox account, and all funds on deposit in the lockbox account will be swept to a lender-controlled cash management account on a daily basis.

A “Cash Trap Event Period” will commence (i) upon the occurrence and continuance of an event of default; or (ii) upon the amortizing debt service coverage ratio falling below 1.15x. A Cash Trap Event Period will end, with respect to clause (i), upon the cure of such event of default; and with respect to clause (ii), upon the date that the amortizing debt service coverage ratio is greater than or equal to 1.20x for one calendar quarter.

Property Management.  The Encino Financial Center Property is managed by an affiliate of the borrower.

Assumption.  The borrower has a two-time right right to transfer the Encino Financial Center Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty (which includes an environmental indemnity) by an affiliate of the transferee; and (iii) rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C28 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Encino Financial Center Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Earthquake Insurance.  The loan documents do not require earthquake insurance. The seismic report dated February 13, 2015 indicated a probable maximum loss of 17.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – Milestone Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Various – See Table
Original Principal Balance:	$28,800,000			Specific Property Type:	Various – See Table
Cut-off Date Principal Balance:	$28,722,854			Location:	Various – See Table
% of Initial Pool Balance:	2.5%			Size:	396,825 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$72.38
Borrower Names:	Freezestore Medley LLC, Milestone Jacksonville LLC and Milestone Beaver Creek LLC			Year Built/Renovated:	Various – See Table
Sponsors:	Elaine Milestone and Scott Milestone			Title Vesting:	Fee
Mortgage Rate:	4.180%			Property Manager:	Self-managed
Note Date:	March 3, 2015			3rd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	March 5, 2025			Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	None			Current Occupancy (As of):	100.0% (5/1/2015)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$3,286,017 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$3,331,857 (12/31/2013)
Call Protection:	L(26),D(90),O(4)			Most Recent NOI (As of):	$3,325,627 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$4,258,352
				U/W Expenses:	$1,067,782
				U/W NOI:	$3,190,570
				U/W NCF:	$2,901,115
				U/W NOI DSCR:	1.89x
Escrows and Reserves(1):				U/W NCF DSCR:	1.72x
				U/W NOI Debt Yield:	11.1%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	10.1%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$51,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	January 16, 2015
Replacement Reserves	$0	Springing	$680,000	Cut-off Date LTV Ratio:	56.3%
TI/LC Reserve	$0	Springing	$930,000	LTV Ratio at Maturity or ARD:	45.2%

(1)	See “Escrows” section.

The Mortgage Loan.  The mortgage loan (the “Milestone Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering two industrial properties and one retail property located in Florida and Ohio (the “Milestone Portfolio Properties”). The Milestone Portfolio Mortgage Loan was originated on March 3, 2015 by Prudential Mortgage Capital Company and will be purchased by Wells Fargo Bank, National Association prior to the issuance of the Series 2015-C28 Certificates. The Milestone Portfolio Mortgage Loan will be transferred to the Trust by Wells Fargo Bank, National Association. The Milestone Portfolio Mortgage Loan had an original principal balance of $28,800,000, has an outstanding principal balance as of the Cut-off Date of $28,722,854 and accrues interest at an interest rate of 4.180% per annum. The Milestone Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Milestone Portfolio Mortgage Loan matures on March 5, 2025.

Following the lockout period, the borrowers have the right to defease the Milestone Portfolio Mortgage Loan in whole, or in part (see ”Partial Release” section), on any date before December 5, 2024. In addition, the Milestone Portfolio Mortgage Loan is prepayable without penalty on or after December 5, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MILESTONE PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$28,800,000	100.0%	Loan payoff	$27,280,271	94.7%
			Closing costs	583,395	2.0
			Return of equity	936,334	3.3
Total Sources	$28,800,000	100.0%	Total Uses	$28,800,000	100.0%

The Properties.  The Milestone Portfolio Properties comprise two single-tenanted industrial properties (occupied by Preferred Freezer and Veritiv) and one single-tenanted retail property (occupied by Best Buy) totaling 396,825 rentable square feet.  Built between 1960 and 2003, the Milestone Portfolio Properties are located in Florida and Ohio.  As of May 1, 2015, each of the Milestone Portfolio Properties was 100.0% occupied by its respective tenant.

The following table presents certain information relating to the Milestone Portfolio Properties:

Property Name – Location	Property Type	Property Sub-type	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Allocated Cut-off Date LTV
Preferred Freezer – Medley, FL	Industrial	Cold Storage	$23,135,860	80.5%	100.0%	2003/NAP	168,912	$41,000,000	56.4%
Veritiv – Jacksonville, FL	Industrial	Warehouse	$2,990,967	10.4%	100.0%	1960/1995	182,724	$5,300,000	56.4%
Best Buy – Beavercreek, OH	Retail	Single Tenant	$2,596,027	9.0%	100.0%	1994/NAP	45,189	$4,700,000	55.2%
Total/Weighted Average			$28,722,854	100.0%	100.0%		396,825	$51,000,000	56.3%

Preferred Freezer - Medley, Florida (80.5% of Cut-off Date Principal Balance)

The Preferred Freezer property is an industrial property that was built in 2003 and contains approximately 168,912 square feet situated on approximately 10.1 acres located just south of US Highway 27 in Medley, Florida. The Preferred Freezer property is used for the long term storage of temperature-controlled products (cold storage). The Preferred Freezer property is 100.0% occupied by Preferred Freezer Services (“Preferred Freezer”). Preferred Freezer has occupied the space since 2005 and has 25 years remaining on a 30-year absolute net lease through July 2030. Preferred Freezer, headquartered in Chatham, New Jersey, operates full service temperature controlled warehouses throughout the United States and Asia. Preferred Freezer has approximately 1,300 employees and operates over 200 million cubic feet of warehouse space. Clients of Preferred Freezer include, among others, Publix Foods, Walmart, McDonald’s, The Cheesecake Factory, Kraft, IKEA, Johnsonville, Smithfield, Butterball, Sysco, MBM, US Foods, and Chicken of the Sea.

Veritiv - Jacksonville, Florida (10.4% of Cut-off Date Principal Balance)

The Veritiv property is an industrial property that was built in 1960 and renovated in 1995 and contains 182,724 square feet situated on approximately 9.0 acres located just northeast of Interstate 10 in Jacksonville, Florida. The Veritiv property contains four buildings and is used for storage and distribution. The clear height of the warehouse area ranges from 13 feet to 25 feet and contains 20 metal roll-up doors of which 15 are at dock height. Approximately 9.0% of the gross building area is finished office space. The Veritiv property is 100.0% occupied by Veritiv Corporation (“Veritiv”), a subsidiary of Georgia Pacific. Veritiv has occupied the space since 2002 and has three years remaining on a 15-year absolute net lease through June 2018. Veritiv has five, five-year renewal options. Veritiv (NYSE: VRTV) operates as a business-to-business distributor of paper, packaging and facility supplies products in North America.

Best Buy - Beavercreek, Ohio (9.0% of Cut-off Date Principal Balance)

The Best Buy property is a retail property that was built in 1994 and contains 45,189 square feet situated on approximately 4.7 acres. The Best Buy property is located in the northern portion of the city of Beavercreek, Ohio, approximately 7.1 miles east of the Dayton central business district and is 100.0% occupied by Best Buy. Best Buy has occupied the space since 1998 and has three years remaining on its 20-year absolute net lease through February 2018. The Best Buy property benefits from its proximity to the Wright-Patterson Air Force Base (3.0 miles north), Wright State University (3,000 feet north) and the National Museum of the Air Force (2.0 miles west). Additionally, the Best Buy property is located along North Fairfield Road, a major commercial thoroughfare that includes an adjacent Lowe’s Home Improvement, Walmart, Sam’s Club, Chipotle Mexican Grill and the Mall at Fairfield Commons, a two-level enclosed mall with over 130 specialty shops including notable national retailers such as Dick’s Sporting Goods, Macy’s, Victoria’s Secret, H&M and Starbucks. According to a third party market research report, the estimated 2015 population within a three- and five-mile radius of the Best Buy property was 50,543 and 126,204, respectively, with an estimated average household income within the same radii of $51,746 and $47,933, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MILESTONE PORTFOLIO

The following table presents certain information relating to the tenancy at the Milestone Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF	Occupancy Cost	Lease Expiration Date

Major Tenants
Preferred Freezer	NR/NR/NR	168,912	42.6%	$16.68	$2,817,452	75.9%	$69(2)	24.0%(2)	7/31/2030(3)
Veritiv	NR/Baaa1/A+	182,724	46.0%	$2.66	$486,106	13.1%	NAV	NAV	6/30/2018(4)
Best Buy	BB/Baa2/BB	45,189	11.4%	$9.07	$410,000	11.0%	NAV	NAV	2/11/2018(5)
Total Major Tenants		396,825	100.0%	$9.36	$3,713,558	100.0%

Occupied Collateral Total		396,825	100.0%	$9.36	$3,713,558	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Sales PSF and Occupancy Cost represent the trailing six-month period ending June 30, 2014 annualized.
(3)	Preferred Freezer has four, five-year renewal options.
(4)	Veritiv has five, five-year renewal options.
(5)	Best Buy has three, five-year renewal options.

The following table presents certain information relating to the lease rollover schedule at the Milestone Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	2	227,913	57.4%	227,913	57.4%	$896,106	$3.93
2019	0	0	0.0%	227,913	57.4%	$0	$0.00
2020	0	0	0.0%	227,913	57.4%	$0	$0.00
2021	0	0	0.0%	227,913	57.4%	$0	$0.00
2022	0	0	0.0%	227,913	57.4%	$0	$0.00
2023	0	0	0.0%	227,913	57.4%	$0	$0.00
2024	0	0	0.0%	227,913	57.4%	$0	$0.00
2025	0	0	0.0%	227,913	57.4%	$0	$0.00
Thereafter	1	168,912	42.6%	396,825	100.0%	$2,817,452	$16.68
Vacant	0	0	0.0%	396,825	100.0%	$0	$0.00
Total/Weighted Average	3	396,825	100.0%			$3,713,558	$9.36
(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Milestone Portfolio Properties:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	5/1/2015(2)
100.0%	100.0%	100.0%	100.0%

(1) Information obtained from the borrower.
(2) Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MILESTONE PORTFOLIO

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Milestone Portfolio Properties:

Cash Flow Analysis

	2012	2013	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,469,655	$3,474,373	$3,479,138	$3,713,558	87.2%	$9.36
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Total Reimbursables	0	0	0	1,037,471	24.4	2.61
Other Income	1,413	0	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	(492,677)(1)	(11.6)	(1.24)
Effective Gross Income	$3,471,068	$3,474,373	$3,479,138	$4,258,352	100.0%	$10.73

Total Operating Expenses	$185,051	$142,516	$153,511	$1,067,782	25.1%	$2.69

Net Operating Income	$3,286,017	$3,331,857	$3,325,627	$3,190,570	74.9%	$8.04
TI/LC	0	0	0	202,153	4.7	0.51
Capital Expenditures	0	0	0	87,302	2.1	0.22
Net Cash Flow	$3,286,017	$3,331,857	$3,325,627	$2,901,115	68.1%	$7.31

NOI DSCR	1.95x	1.98x	1.97x	1.89x
NCF DSCR	1.95x	1.98x	1.97x	1.72x
NOI DY	11.4%	11.6%	11.6%	11.1%
NCF DY	11.4%	11.6%	11.6%	10.1%
(1)	The underwritten economic vacancy is 10.4%. The Milestone Portfolio Properties were 100.0% physically occupied as of May 1, 2015.
(2)	All tenants have absolute net leases. All recoverable expenses are pass through for cash flow underwriting purposes. The tenants pay all expenses directly.

Appraisals.  As of the appraisal valuation dates ranging from January 16, 2015 to January 21, 2015, the Milestone Portfolio Properties had an aggregate “as-is” appraised value of $51,000,000.

Environmental Matters.  According to the Phase I environmental site assessments dated January 23, 2015 and January 30, 2015, there were no recognized environmental conditions at the Milestone Portfolio Properties.

Market Overview and Competition.  The Milestone Portfolio Properties are located in Medley, Florida; Jacksonville, Florida; and Beavercreek, Ohio.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MILESTONE PORTFOLIO

Medley, Florida

According to a third party market research report, the Preferred Freezer property is located within the Miami warehouse/distribution market. As of the fourth quarter 2014, the Miami warehouse/distribution market reported a total inventory of 106.7 million square feet with a 7.2% vacancy rate and average asking rents of $6.69 per square foot on a net basis. According to a third party market research report, the Preferred Freezer property is located within the Hialeah Gardens/Medley warehouse/distribution submarket. As of the fourth quarter 2014, the Hialeah Gardens/Medley warehouse/distribution submarket reported a total inventory of 20.9 million square feet with a 6.9% vacancy rate and average asking rents of $6.60 per square foot. In the Miami warehouse/distribution market there are 68 cold storage properties totaling 5.2 million square feet. The cold storage market is 99.2% occupied and over the past six years, the occupancy rate has increased from 92.0% in 2009 and has been above 98.0% since early 2012.

Jacksonville, Florida

According to a third party market research report, the Veritiv property is located within the Jacksonville warehouse/distribution market. As of the fourth quarter 2014, the Jacksonville warehouse/distribution market reported a total inventory of 69.2 million square feet with a 15.2% vacancy rate and average asking rents of $3.68 per square foot on a net basis. According to a third party market research report, the Veritiv property is located within the Northwest Jacksonville warehouse/distribution submarket. As of the fourth quarter 2014, the Northwest Jacksonville warehouse/distribution submarket reported a total inventory of 19.0 million square feet with a 20.9% vacancy rate and average asking rents of $3.11 per square foot. The Northwest Jacksonville warehouse/distribution submarket experienced positive absorption of 29,000 square feet over the past two quarters.

Beavercreek, Ohio

According to a third party market research report, the Best Buy property is located within the Dayton retail market. As of the fourth quarter 2014 the Dayton retail market reported a total inventory of 16.9 million square feet with a 16.8% vacancy rate and average asking rents of $10.95 per square foot, triple-net. According to a third party market research report, the Best Buy property is located within the Greene County retail submarket. As of the fourth quarter 2014, the Greene County retail submarket reported a total inventory of 2.1 million square feet with a 14.8% vacancy rate and average asking rents of $10.25 per square foot, triple-net.

The Borrowers.  The borrowers are Freezestore Medley LLC, Milestone Jacksonville LLC and Milestone Beaver Creek LLC, each a single-member limited liability company with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Milestone Portfolio Mortgage Loan. The borrowers are each 100% owned by Milestone Manor Partnership. Ownership in Milestone Manor Partnership is divided equally between two trusts where Elaine Milestone serves as a co-trustee of both. Elaine Milestone serves as the president of each borrower and is a co-trustee for each of the aforementioned trusts. Elaine Milestone, her son Scott Milestone and the aforementioned two trusts are the guarantors of certain nonrecourse carveouts under the Milestone Portfolio Mortgage Loan.

The Sponsors.  The sponsors are Elaine Milestone and Scott Milestone, each a principal at Milestone Enterprises, LLC (“Milestone”). Milestone was formed in 2006 and is located in Chevy Chase, Maryland. Milestone’s real estate portfolio contains approximately 500,000 square feet of industrial space, 400,000 square feet of which comprises absolute net leases for single tenant properties in Florida, Ohio and Texas. The aggregate value of Milestone’s real estate holdings is approximately $67.0 million. Elaine Milestone, as President of Milestone, leads weekly discussions regarding property operations, leasing decisions and major policy decisions. Scott Milestone is also integral in the aforementioned tasks, but also active in day-to-day operations, overseeing operations, maintenance and new tenant construction for the local properties.

Escrows.  Prior to an event of default, monthly escrows are not required for real estate taxes and insurance. Upon the occurrence of an event of default, the borrowers are required to make monthly deposits: (i) for the payment of real estate taxes in an amount equal to one-twelfth of the lender’s annual estimate of annual taxes; and (ii) for the payment of insurance premiums, in an amount equal to one-twelfth of the lender’s estimate of insurance premiums. Upon the occurrence of a Preferred CM Trigger Event (as defined in the “Lockbox and Cash Management” section), the borrowers are required to deposit monthly payments into a replacement reserve in the amount of $5,350, subject to a cap of $680,000. Upon the occurrence of a Best Buy CM Trigger Event (as defined in the “Lockbox and Cash Management” section), the borrowers are required to deposit monthly payments into a replacement reserve in the amount of $1,770, subject to a cap of $680,000. Upon the occurrence of a Veritiv CM Trigger Event (as defined in the “Lockbox and Cash Management” section), the borrowers are required to deposit monthly payments into a replacement reserve in the amount of $2,284, subject to a cap of $680,000.

Upon the occurrence and continuance of a Best Buy CM Trigger Event, the borrower is required to deposit monthly leasing reserves of $100,000, subject to a cap of $600,000. Upon the occurrence and continuance of a Veritiv CM Trigger Event, the borrower is required to deposit monthly leasing reserves of $55,000, subject to a cap of $330,000.

Lockbox and Cash Management.  The Milestone Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrowers direct the tenants to pay their rents directly to such lockbox account. The loan documents also require that all rents received by the borrowers or the property manager be deposited into the lockbox account. Prior to the occurrence of a Cash Sweep Period (as defined below), all funds on deposit in the lockbox account are swept into the borrowers’ operating accounts on a daily basis. During a Cash Sweep Period, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account each business day in order of priority.

A “Cash Sweep Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) a Best Buy CM Trigger Event; (iii) a Veritiv CM Trigger Event; or (iv) a Preferred CM Trigger Event (as defined below). A Cash Sweep Period will expire, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the occurrence of a Best Buy CM Trigger

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MILESTONE PORTFOLIO

Event Cure (as defined below); with regard to clause (iii), upon the occurrence a Veritiv CM Trigger Event Cure (as defined below); and with regard to clause (iv), upon the occurrence of a Preferred CM Trigger Event Cure (as defined below).

A “Veritiv CM Trigger Event” will occur upon the earlier of (i) 180 days prior to the expiration of the Veritiv lease term; (ii) Veritiv providing notice of its intent to vacate its leased space or failing to provide notice of its intent to extend on or before the expiration of the Veritiv lease term; (iii) Veritiv failing to occupy or vacating its leased space; and (iv) Veritiv filing bankruptcy or similar insolvency proceedings.

A “Veritiv CM Trigger Event Cure” will occur, with regard to clause (i), upon the borrowers providing satisfactory evidence that Veritiv has renewed or extended the Veritiv lease at no less than market rent or the occurrence of an Acceptable Tenant Event (as defined below); with regard to clause (ii) and (iii), upon the occurrence of an Acceptable Tenant Event; and with regard to clause (iv), upon the earliest to occur of (x) emergence from bankruptcy or (y) assumption of the applicable lease under applicable bankruptcy law and cure of all existing defaults.

A “Best Buy CM Trigger Event” will occur upon the earlier of (i) 180 days prior to the expiration of the Best Buy lease term; (ii) Best Buy providing notice of its intent to vacate its leased space or fails to provide notice of its intent to extend on or before the expiration of the Best Buy lease term; (iii) Best Buy failing to occupy or vacating its leased space; and (iv) Best Buy filing bankruptcy or similar insolvency proceedings.

A “Best Buy CM Trigger Event Cure” will occur, with regard to clause (i), upon the borrowers providing satisfactory evidence that Best Buy has renewed or extended the Best Buy lease at no less than market rent or the occurrence of an Acceptable Tenant Event; with regard to clause (ii) and (iii), upon the occurrence of an Acceptable Tenant Event; and with regard to clause (iv), upon the earliest to occur of (x) emergence from bankruptcy or (y) assumption of the applicable lease under applicable bankruptcy law and cure of all existing defaults.

A “Preferred CM Trigger Event” will occur upon the earlier of (i) Preferred Freezer providing notice of its intent to vacate its leased space or failing to provide notice of its intent to extend on or before the expiration of the Preferred Freezer lease term; (ii) Preferred Freezer failing to occupy or vacating its leased space; and (iii) Preferred Freezer filing bankruptcy or similar insolvency proceedings.

A “Preferred CM Trigger Event Cure” will occur, with regard to clause (i) and (ii), upon the occurrence of an Acceptable Tenant Event; and with regard to clause (iii), upon the earliest to occur of (x) emergence from bankruptcy or (y) assumption of the applicable lease under applicable bankruptcy law and cure of all existing defaults.

An “Acceptable Tenant Event” means such time that the borrowers deliver to the lender a signed respective lease with either Veritiv, Best Buy, Preferred Freezer, or a replacement tenant(s) satisfactory to the lender, (i) with the following minimum lease terms: (a) lease term of no less than two years beyond the maturity of the Milestone Portfolio Mortgage Loan, (b) base rent of no less than the base rent previously received at such respective leased space, and (c) net rentable area of no less than 100% of the respective previously leased space; (ii) such tenant is in occupancy, open for business and has commenced rent payments; (iii) all landlord delivery and buildout obligations under the lease have been satisfied; and (iv) receipt of an estoppel from the tenant confirming clauses (ii) and (iii).

Property Management.  The Milestone Portfolio Properties are managed by an affiliate of the borrowers.

Assumption.  The borrowers have a two-time right to transfer the Milestone Portfolio Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C28 Certificates.

Partial Release.  Following the lockout period, the borrowers are permitted to partially release the Veritiv and Best Buy occupied properties only in connection with a partial defeasance, subject to certain conditions including (i) the principal balance is reduced by (a) an amount that would result in a loan-to-value ratio of the remaining Milestone Portfolio Properties following the release being no more than 65.0% and, (b) an amount required to maintain compliance with REMIC requirements; (ii) rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C28 Certificates; and (iii) the lender receives a legal opinion that the release satisfies REMIC requirements.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  None.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Milestone Portfolio Properties.  The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

Windstorm Insurance.  The loan documents require windstorm insurance covering the full replacement cost of the Milestone Portfolio Properties during the loan term. At the time of closing, the Milestone Portfolio Properties had insurance coverage for windstorms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – The Automatic Lofts

Loan Information				Property Information
Mortgage Loan Seller:	Well Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$28,000,000			Specific Property Type:	Student Housing
Cut-off Date Principal Balance:	$28,000,000			Location:	Chicago, IL
% of Initial Pool Balance:	2.4%			Size:	482 Beds
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Bed:	$58,091
Borrower Name:	Automatic Lofts LLC			Year Built/Renovated:	1910/2006
Sponsors:	David Maltby; Guy Nesdale; Karlton Jackson			Title Vesting:	Fee
Mortgage Rate:	3.900%			Property Manager:	Self-managed
Note Date:	April 2, 2015			3rd Most Recent Occupancy(3):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	97.5% (12/31/2013)
Maturity Date:	April 11, 2020			Most Recent Occupancy (As of):	97.7% (12/31/2014)
IO Period:	48 months			Current Occupancy (As of):	98.1% (3/30/2015)
Loan Term (Original):	60 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$2,191,812 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,236,824 (12/31/2013)
Call Protection:	L(25),GRTR 1% or YM(31),O(4)			Most Recent NOI (As of):	$2,433,739 (TTM 2/28/2015)
Lockbox Type:	Springing (Without Established Account)
Additional Debt(1):	Yes
Additional Debt Type(1):	Mezzanine

				U/W Revenues:	$4,540,181
				U/W Expenses:	$2,153,149
				U/W NOI:	$2,387,032
Escrows and Reserves(2):				U/W NCF:	$2,326,782
				U/W NOI DSCR(1):	1.51x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	1.47x
Taxes	$66,020	$22,007	NAP	U/W NOI Debt Yield(1):	8.5%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1):	8.3%
Replacement Reserves	$0	$5,021	NAP	As-Is Appraised Value:	$41,900,000
Seasonality Reserve	$0	Springing	NAP	As-Is Appraisal Valuation Date:	February 9, 2015
Additional Collateral Reserve	$500,000	$42,000	$1,100,000	Cut-off Date LTV Ratio(1):	66.8%
Master Lease Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	65.7%

(1)
See “Subordinate and Mezzanine Indebtedness” section. The equity interest in the Automatic Lofts Mortgage Loan borrower has been pledged to secure mezzanine indebtedness with a principal balance of $5,500,000. The LTV, DSCR, debt yield and Cut-off Date Principal Balance shown in the chart above are based solely on the Automatic Lofts Mortgage Loan. As of the Cut-off Date, the combined U/W NCF DSCR, Cut-off Date LTV Ratio and U/W NCF Debt Yield were 1.09x, 80.0% and 6.9%, respectively.

(2)	See “Escrows” section, unless otherwise noted.
(3)	Historical occupancy prior to 2013 is not available, as the sponsors recently acquired the Automatic Lofts Property, and the information was not provided by the seller.

The Mortgage Loan.  The mortgage loan (the “Automatic Lofts Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a 482-bed, student housing, multifamily property located in Chicago, Illinois (the “Automatic Lofts Property”). The Automatic Lofts Mortgage Loan was originated on April 2, 2015 by Wells Fargo Bank, National Association. The Automatic Lofts Mortgage Loan had an original principal balance of $28,000,000, has an outstanding principal balance as of the Cut-off Date of $28,000,000 and accrues interest at an interest rate of 3.900% per annum. The Automatic Lofts Mortgage Loan had an initial term of 60 months, has a remaining term of 59 months as of the Cut-off Date and requires interest-only payments for the first 48 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Automatic Lofts Mortgage Loan matures on April 11, 2020.

Following the lockout period, the borrower has the right to prepay the Automatic Lofts Mortgage Loan in whole, but not in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1% of the principal amount being prepaid, on any date before January 11, 2020.  In addition, the Automatic Lofts Mortgage Loan is prepayable without penalty on or after January 11, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AUTOMATIC LOFTS

Sources and Uses

Sources			Uses
Original loan amount	$28,000,000	64.8%	Purchase price	$41,500,000	96.0%
Sponsor’s new cash contribution	15,243,028	35.2	Reserves	566,020	1.3
			Closing costs	1,177,008	2.7
Total Sources	$43,243,028	100.0%	Total Uses	$43,243,028	100.0%

The Property.  The Automatic Lofts Property is a six-story, student-housing, multifamily property totaling 142 units and 482 beds and located in Chicago, Illinois. Originally built in 1910, the Automatic Lofts Property was completely redeveloped in 2006 into a multifamily property, which included façade updates, complete interior renovations, new mechanicals and roof and common area updates. The unit mix at the Automatic Lofts Property consists of a mixture of studio, one-, two-, three- and four-bedroom units. The Automatic Lofts Property is home to students from 13 different schools with master leases in-place from the Illinois Institute of Art (approximately 185 beds) and EF International (approximately 61 beds). All units at the Automatic Lofts Property are furnished with bedroom and living area furnishings and feature 42” flat panel HDTVs, central air conditioning, hardwood floors, cable television and high-speed internet. Property amenities include a fitness center, a business center, 24-hour doorman, controlled entry, two elevators and laundry facilities. The Automatic Lofts Property includes 30 garage parking spaces, which are available at a monthly rent of $175 per space. As of March 30, 2015, the Automatic Lofts Property was 98.1% occupied.

The following table presents certain information relating to the unit mix of the Automatic Lofts Property:

Unit Mix Summary(1)

Unit Type	No. of Units	No. of Beds	% of Total Beds	Average Unit Size (SF)	Average Underwritten Monthly Rent per Bed
Studio / 1 Bathroom	1	1	0.2%	368	$1,590
1 Bedroom / 1 Bathroom	12	12	2.5%	472	$1,585
2 Bedroom / 1 Bathroom	10	20	4.1%	664	$1,167
3 Bedroom / 2 Bathroom	27	81	16.8%	897	$928
4 Bedroom / 2 Bathroom	92	368	76.3%	1,039	$852
Total/Weighted Average	142	482	100.0%	933	$898

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Automatic Lofts Property:

Historical Occupancy
12/31/2012(1)	12/31/2013(2)	12/31/2014(2)	3/30/2015(3)
NAV	97.5%	97.7%	98.1%

(1)	Historical occupancy prior to 2013 is not available, as the sponsors recently acquired the Automatic Lofts Property, and the information was not provided by the seller.
(2)	Information obtained from the borrower.
(3)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AUTOMATIC LOFTS

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Automatic Lofts Property:

Cash Flow Analysis

	2012	2013	TTM 2/28/2015	U/W	% of U/W Effective Gross Income	U/W $ per Bed
Base Rent	$3,970,797	$4,445,175	$4,769,640	$5,092,394	112.2%	$10,565
Grossed Up Vacant Space	0	0	0	99,588	2.2	207
Concessions & Collection Loss	(310,314)	(402,738)	(422,418)	(381,425)	(8.4)	(791)
Other Income	309,452	195,437	222,862	222,862	4.9	462
Less Vacancy	0	0	0	(493,238)(1)	(10.9)	(1,023)

Effective Gross Income	$3,969,935	$4,237,874	$4,570,084	$4,540,181	100.0%	$9,419

Total Operating Expenses	$1,778,123	$2,001,050	$2,136,345	$2,153,149	47.4%	$4,467

Net Operating Income	$2,191,812	$2,236,824	$2,433,739	$2,387,032	52.6%	$4,952
Capital Expenditures	0	0	0	60,250	1.3	125
Net Cash Flow	$2,191,812	$2,236,824	$2,433,739	$2,326,782	51.2%	$4,827

NOI DSCR	1.38x	1.41x	1.54x	1.51x
NCF DSCR	1.38x	1.41x	1.54x	1.47x
NOI DY	7.8%	8.0%	8.7%	8.5%
NCF DY	7.8%	8.0%	8.7%	8.3%

(1)	The underwritten economic vacancy is 9.5%. The Automatic Lofts Property was 98.1% physically occupied as of March 30, 2015.

Appraisal.  As of the appraisal valuation date of February 9, 2015, the Automatic Lofts Property had an “as-is” appraised value of $41,900,000.

Environmental Matters.  According to a Phase I environmental assessment dated December 22, 2014, there was no evidence of any recognized environmental conditions at the Automatic Lofts Property.

Market Overview and Competition.  The Automatic Lofts Property is located at the southwest corner of West Van Buren Street and South Morgan Street in the West Loop neighborhood (on the western border of the central business district) of Chicago, Illinois. The Automatic Lofts Property is situated just north of Interstate 290, just west of Interstate 90 and less than one mile west/southwest of both Ogilvie Train Station, which serves as the terminus for three Metra train lines and handles more than 106,000 commuters and 194 trains each weekday, and Union Station, the nation’s third busiest train station, handling more than 128,000 commuters and 270 trains each weekday. In addition, the Automatic Lofts Property is located within a six-minute walk of the UIC-Halsted Blue Line “L” train station, which provides connectivity to the “Loop”, easy transfers to all other “L” lines and O’Hare International Airport. Three CTA bus lines are routed through the immediate area surrounding the Automatic Lofts Property, and 10 Divvy bike sharing stations are within short walking distance. Chicago is home to several universities and colleges including DePaul University (annual enrollment of approximately 24,966 students; 3.5 miles north of the Automatic Lofts Property), Columbia College (10,800 students; 1.6 miles east), Roosevelt University (6,130 students; 1.5 miles east), University of Illinois Chicago (27,850 students; less than one half mile southwest), Illinois Institute of Art (3,400 students; 1.6 miles northeast) and Chicago-Kent College of Law (905 students; 0.7 miles northeast).

According to the appraisal, the Automatic Lofts Property is situated within the City West apartment submarket of Chicago. As of year-end 2014, the submarket reported a total inventory of 172 properties totaling 23,885 units with a 6.1% vacancy rate and average monthly asking rent of $1,146.

The following table presents certain information relating to some comparable multifamily properties for the Automatic Lofts Property:

Competitive Set(1)

	Automatic Lofts (Subject)	The Buckingham	The Flats at East West	Fornelli Hall	777 South State	Dwight Lofts
Location	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL
Distance to Subject	--	1.9 miles	1.7 miles	1.8 miles	1.6 miles	2.7 miles
Property Type	Student Housing	Student Housing	Student Housing	Student Housing	Student Housing	Student Housing
Year Built/Renovated	1910/2006	1931/2007	2013/NAP	1920/2010	1985/2012	1911/2008
Number of Beds	482	441	130	450	882	771
Average Rent (per bed)
Studio	$1,590	$1,479	$1,309	$1,400	$676	NAP
1 Bedroom	$1,585	$1,574	NAP	$1,750	$1,700	NAP
2 Bedroom	$1,167	$1,164	$949	$1,100	$1,310	$1,089
3 Bedroom	$928	$1,164	$949	$1,100	$1,310	NAP
4 Bedroom	$852	$1,164	NAP	NAP	NAP	$1,089
Occupancy	98%	100%	100%	99%	100%	100%

(1)	Information obtained from the appraisal and underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AUTOMATIC LOFTS

The Borrower.  The borrower is Automatic Lofts LLC, a Delaware limited liability company and single purpose entity with one independent director.  Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Automatic Lofts Mortgage Loan.  David Maltby, Guy Nesdale and Karlton Jackson are the guarantors of certain nonrecourse carveouts under the Automatic Lofts Mortgage Loan.

The Sponsors.  The sponsors are David Maltby, Guy Nesdale and Karlton Jackson. Mr. Maltby is a Partner at Empire Square Group and has over 12 years of experience in commercial real estate investment and asset management. Mr. Nesdale is also a Partner at Empire Square Group and has 13 years of experience in commercial real estate acquisition and private equity. Mr. Jackson is the CEO of JMG Realty and specializes in commercial real estate rehabilitation, management reorganization and long-term stabilization.

Escrows.  The loan documents provide for upfront reserves of $66,020 for taxes. The loan documents also provide for ongoing monthly reserves of $22,007 for taxes and $5,021 for replacement reserves. Ongoing reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) insurance is maintained pursuant to one or more blanket insurance policies; and (iii) the borrower provides the lender with timely proof of payment of insurance premiums.

On each monthly payment date occurring in March, April and May of each year, the borrower must deposit an amount equal to one-third of 115% of the debt service shortfall for the prior year, if any, into a seasonality reserve account. Funds in the seasonality reserve account will be disbursed to the borrower in the following 12-month period in the same months in which the shortfall existed in the prior year.

The loan documents provide for an upfront deposit of $500,000 into an additional collateral reserve account.  Until the occurrence of an Additional Collateral Cure Event (as defined below) or an Additional Collateral Master Lease Cure Event (as defined below), the borrower must make ongoing monthly deposits of $42,000 into the additional collateral reserve account (subject to a cap of $1,100,000, as long as the debt yield is equal to or greater than 8.3%). If an Additional Collateral Cure Event or an Additional Collateral Master Lease Cure Event occurs on or before July 31, 2015, the lender shall deposit funds from the additional collateral reserve account totaling $77,630 in the seasonality reserve account.

Upon a Master Lease Trigger (as defined below), the loan documents provide for a one-time deposit of $600,000, or six consecutive monthly payments of $100,000 each, such that the master lease reserve account will have an aggregate balance of $600,000. Upon the occurrence of a Master Lease Trigger Cure (as defined below), the lender shall release any funds in the master lease reserve account to the borrower.

An “Additional Collateral Cure Event” will occur upon the debt yield being equal to or greater than 8.3% at the end of any calendar month; provided, however, that such debt yield calculation shall only include (i) any tenant under a lease that covers a term of 12 months or longer that is accompanied by a parental guaranty or a foreign student deposit (a “Qualified Tenant”); (ii) up to 40 tenants under leases that cover terms of at least nine months (but less than 12 months) that would otherwise satisfy the definition of Qualified Tenant; and (iii) any master lease that has a remaining term of at least three years (excluding any unexercised extension options)(a “Qualified Master Tenant”). For the avoidance of doubt, neither the EF International master lease nor the Illinois Institute of Art master leases currently satisfy the definition of Qualified Master Tenant due to their remaining lease terms.

An “Additional Collateral Master Lease Cure Event” will occur upon the extension of both the Illinois Institute of Art master lease and the EF International master lease, each for terms of at least three years and with rents that are equal to or greater than each master tenant’s respective rent at the time of origination of the Automatic Lofts Mortgage Loan.

A “Master Lease Trigger” is defined as the date that is six months prior to the expiration date of the Illinois Institute of Art master lease (or any other master lease accounting for at least 25.0% of the total beds at the Automatic Lofts Property).

A “Master Lease Trigger Cure” will occur upon (i) the applicable master lease being renewed or extended for at least three years and at economic terms equal to or greater than the economic terms of such master lease at the time of origination of the Automatic Lofts Mortgage Loan; (ii) the borrower entering into a new master lease for at least as many beds as the applicable master lease, with a term of at least three years and at economic terms equal to or greater than the economic terms of the applicable master lease; or (iii) the debt yield being equal to or greater than 8.5% for one calendar month.

Lockbox and Cash Management.  Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower is required to establish a lender-controlled lockbox account and direct all tenants to deposit all rents directly into such lockbox account. During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled cash flow subaccount on a monthly basis.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the amortizing debt service coverage ratio falling below 1.20x at the end of any calendar month; or (iii) on or after January 1, 2016, the occurrence of a Master Lease Trigger for which the borrower has not made deposits totaling $600,000 into the master lease reserve account (as outlined in the “Escrows” section). A Cash Trap Event Period will end, with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the date that the amortizing debt service coverage ratio is equal to or greater than 1.25x for one calendar quarter; and with respect to clause (iii), upon the occurrence of a Master Lease Trigger Cure (as defined below).

Property Management.  The Automatic Lofts Property is managed by an affiliate of the borrower.

Assumption.  The borrower has a two-time right to transfer the Automatic Lofts Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AUTOMATIC LOFTS

financial strength and general business standing; (ii) the execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, a rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C28 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Chicago Automatic Funding Ltd., a Cayman Islands exempted company with limited liability, has originated a $5,500,000 mezzanine loan (the “Automatic Lofts Mezzanine Loan”) to Automatic Holdings LLC, a Delaware limited liability company.  The Automatic Lofts Mezzanine Loan had an initial term of 60 months, has a remaining term as of the Cut-off Date of 59 months and requires quarterly interest-only payments of $137,500 (based on an interest rate of 10.000% per annum).

Ground Lease.  None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Automatic Lofts Property (provided that the borrower is not required to pay terrorism insurance premiums in excess of two times the premium for all risk and business interruption coverage if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect), as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – 7979 Westheimer Apartment Homes

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$26,377,500			Specific Property Type:	Garden
Cut-off Date Principal Balance:	$26,377,500			Location:	Houston, TX
% of Initial Pool Balance:	2.3%			Size:	459 Units
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit:	$57,467
Borrower Name:	New Rama Krishna Properties, LLC			Year Built/Renovated:	1971/2001
Sponsor:	Arun Verma			Title Vesting:	Fee
Mortgage Rate:	4.220%			Property Manager:	Self-managed
Note Date:	March 31, 2015			3rd Most Recent Occupancy (As of):	95.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	94.0% (12/31/2013)
Maturity Date:	April 6, 2025			Most Recent Occupancy (As of):	94.0% (12/31/2014)
IO Period:	60 months			Current Occupancy (As of):	96.5% (3/16/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$2,212,308 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,435,857 (12/31/2014)
Call Protection:	L(24),GRTR 1% or YM(89),O(7)			Most Recent NOI (As of):	$2,504,041 (TTM 2/28/2015)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None			U/W Revenues:	$4,659,118
Additional Debt Type:	NAP			U/W Expenses:	$2,326,260
				U/W NOI:	$2,332,858
				U/W NCF:	$2,195,158
				U/W NOI DSCR:	1.50x
Escrows and Reserves(1):				U/W NCF DSCR:	1.41x
				U/W NOI Debt Yield:	8.8%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.3%
Taxes	$174,055	$41,442	NAP	As-Is Appraised Value:	$35,170,000
Insurance	$41,847	$19,927	NAP	As-Is Appraisal Valuation Date:	January 12, 2015
Replacement Reserves	$0	$11,475	NAP	Cut-off Date LTV Ratio:	75.0%
Deferred Maintenance	$211,250	$0	NAP	LTV Ratio at Maturity or ARD:	68.3%

(1)	See “Escrows” section.

The Mortgage Loan.  The mortgage loan (the “7979 Westheimer Apartment Homes Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a garden-style multifamily property located in Houston, Texas (the “7979 Westheimer Apartment Homes Property”). The 7979 Westheimer Apartment Homes Mortgage Loan was originated on March 31, 2015 by Rialto Mortgage Finance, LLC. The 7979 Westheimer Apartment Homes Mortgage Loan had an original principal balance of $26,377,500, has an outstanding principal balance as of the Cut-off Date of $26,377,500 and accrues interest at an interest rate of 4.220% per annum. The 7979 Westheimer Apartment Homes Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The 7979 Westheimer Apartment Homes Mortgage Loan matures on April 6, 2025.

Following the lockout period, the borrower has the right to prepay the 7979 Westheimer Apartment Homes Mortgage Loan in whole, but not in part, on any date before October 6, 2024, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the then outstanding principal balance. In addition, the 7979 Westheimer Apartment Homes Mortgage Loan is prepayable without penalty on or after October 6, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7979 WESTHEIMER APARTMENT HOMES

Sources and Uses

Sources			Uses
Original loan amount	$26,377,500	100.0%	Loan payoff	$20,957,390	79.5%
			Reserves	427,152	1.6
			Closing costs	573,100	2.2
			Return of equity	4,419,857	16.8
Total Sources	$26,377,500	100.0%	Total Uses	$26,377,500	100.0%

The Property.  The 7979 Westheimer Apartment Homes Property is a 459-unit, garden-style multifamily property consisting of 30 buildings, situated on a 15.4-acre site, located in Houston, Texas. The improvements were constructed in 1971 and renovated in 1988 and 2001.  Since the acquisition of the 7979 Westheimer Apartment Homes Property in 2006, the borrower has invested $2.8 million in capital improvements. These improvements included replacing all roofs, exterior painting, installation of controlled access gates and a guard station, installation of wrought iron fencing around the 7979 Westheimer Apartment Homes Property, replacing stucco on the exterior, adding washer and dryer connections, installation of new laundry machines, renovation of the leasing office, gym and party room, and installation of a water fountain near the main entrance. Common area amenities consist of four outdoor resort style swimming pools, including a heated lap pool, four laundry facilities, a fully equipped health club, an aerobics center with trained instructor, a business center, children’s playground, a volleyball court, covered parking and controlled access gates. Some unit amenities include hardwood flooring, built-in bookshelves, ceiling fans, bay windows, full size washer/dryer connections and large patios/balconies. The 7979 Westheimer Apartment Homes Property contains 734 parking spaces, reflecting a parking ratio of 1.6 spaces per unit. As of March 16, 2015, the 7979 Westheimer Apartment Homes Property was 96.5% occupied.

The following table presents certain information relating to the unit mix of the 7979 Westheimer Apartment Homes Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average Monthly U/W Rent per Unit
1 Bedroom / 1 Bath	206	44.9%	614	$679
1 Bedroom / 1 Bath	48	10.5%	748	$738
1 Bedroom / 1 Bath	12	2.6%	928	$848
2 Bedroom / 1.5 Bath	12	2.6%	914	$827
2 Bedroom / 2 Bath	24	5.2%	923	$843
2 Bedroom / 2 Bath	21	4.6%	1,075	$896
2 Bedroom / 2.5 Bath	120	26.1%	1,212	$964
3 Bedroom / 3 Bath	16	3.5%	1,682	$1,283
Total/Average	459	100.0%	875	$806

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the 7979 Westheimer Apartment Homes Property:

Historical Occupancy
12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	3/16/2015(2)
95.0%	94.0%	94.0%	96.5%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7979 WESTHEIMER APARTMENT HOMES

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 7979 Westheimer Apartment Homes Property:

Cash Flow Analysis

	2013	2014	TTM 2/28/2015	U/W		% of Total Effective Gross Income	U/W $ per Unit
Base Rent	$4,269,167	$4,358,990	$4,375,463	$4,286,208		92.0%	$9,338
Grossed Up Vacant Space	0	0	0	165,720		3.6	361
Concessions	0	0	0	0		0.0	0
Other Income	0	501,886	506,191	452,046		9.7	985
Less Vacancy & Credit Loss	0	(289,657)	(257,948)	(244,856	)(1)	(5.3)	(533)

Effective Gross Income	$4,269,167	$4,571,219	$4,623,706	$4,659,118		100.0%	$10,151

Total Operating Expenses	$2,056,859	$2,135,362	$2,119,665	$2,326,260		49.9%	$5,068

Net Operating Income	$2,212,308	$2,435,857	$2,504,041	$2,332,858		50.1%	$5,082
Capital Expenditures	0	0	0	137,700		3.0	300
Net Cash Flow	$2,212,308	$2,435,857	$2,504,041	$2,195,158		47.1%	$4,782

NOI DSCR	1.43x	1.57x	1.61x	1.50x
NCF DSCR	1.43x	1.57x	1.61x	1.41x
NOI DY	8.4%	9.2%	9.5%	8.8%
NCF DY	8.4%	9.2%	9.5%	8.3%

(1)	The underwritten economic vacancy is 5.5%. The 7979 Westheimer Apartment Homes property was 96.5% physically occupied as of March 16, 2015.

Appraisal.  As of the appraisal valuation date of January 12, 2015, the 7979 Westheimer Apartment Homes Property had an “as-is” appraised value of $35,170,000.

Environmental Matters.  According to a Phase I environmental assessment dated January 14, 2015, there was no evidence of any recognized environmental conditions at the 7979 Westheimer Apartment Homes Property.

Market Overview and Competition.  The 7979 Westheimer Apartment Homes Property is located in Houston, Texas, approximately 11.1 miles west of the Houston central business district and 2.8 miles southwest of the Houston Galleria area.  The Galleria area includes the Galleria Mall, Memorial Park, surrounding offices, hotel and retail developments.  Galleria Mall is a 2.4 million square foot premier shopping complex located 4.7 miles east of the 7979 Westheimer Apartment Homes Property, and anchored by Nordstrom’s, Neiman Marcus, Macy’s and Saks Fifth Avenue. Located approximately 8.0 miles from 7979 Westheimer Apartment Homes Property, Memorial Park features a 2.9 mile walking/jogging trail, tennis courts, playing fields, a fitness center, a swimming pool and 6.0 miles of mountain and recreational bike trails. The 7979 Westheimer Apartment Homes Property is located 21.0 miles northwest of William P. Hobby Airport and approximately 29.0 miles southwest of George Bush Intercontinental Airport. Interstate 45 is Houston’s major north/south artery connecting the cities of Dallas and Houston, continuing southeast from Houston to Galveston to the Gulf of Mexico.  The surrounding area near the 7979 Westheimer Apartment Homes Property is primarily characterized by well-established single family and multifamily residential properties supported by mixed-use commercial properties developed with restaurants, retail stores and other complementary businesses. The neighborhood is serviced primarily by US Highway 59 (“US-59”), Interstate 610 (“IH-610”) and Westheimer Road. US-59 is a major north-south thoroughfare providing access to the Houston central business district to the north. IH-610 is a freeway that forms a 38.0-mile loop around downtown Houston and serves as the innermost of the three beltway loops encircling the city. Residents at the 7979 Westheimer Apartment Homes Property have access to major employers, healthcare, shopping, and dining in the surrounding area. The 2014 estimated population within a one-, three- and five-mile radius of the 7979 Westheimer Apartment Homes Property was 29,611, 219,009, and 516,973, respectively, and the estimated average household income within the same radii of the 7979 Westheimer Apartment Homes Property was $59,786, $75,778 and $84,079, respectively.

According to a third party market research report, the 7979 Westheimer Apartment Homes Property is located within the Woodlake/Westheimer submarket which contained approximately 11,989 multifamily units with an overall vacancy rate of 8.5% as of January 2015. The appraisal identified a competitive set of four competitive multifamily properties with a weighted average occupancy rate of 97.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7979 WESTHEIMER APARTMENT HOMES

The following table presents certain information relating to some comparable multifamily properties for the 7979 Westheimer Apartment Homes Property:

Competitive Set(1)

	7979 Westheimer Apartment Homes (Subject)	The Water Mill Property	Turtle Pointe Property	2929 Dunvale Property	The Park at Voss Property	Stoney Brook Property
Location	Houston, TX	Houston, TX	Houston, TX	Houston, TX	Houston, TX	Houston, TX
Distance to Subject	--	0.6 miles	1.2 miles	0.7 miles	1.3 miles	0.3 miles
Specific Property Type	Garden	Garden	Garden	Garden	Garden	Garden
Number of Units	459	192	432	369	810	112
Average Rent (per unit)
1 Bedroom	$679-$848	$699-$799	$620-$730	$700-$760	$874-$904	$740
2 Bedroom	$827-$964	$999-$1,099	$840-$955	$930-$975	$1,094-$1,264	$839-$1,050
3 Bedroom	$1,283	NAP	NAP	NAP	NAP	$1,190
Total Occupancy	97%	95%	98%	97%	97%	97%

(1)	Information obtained from the appraisal and the underwritten rent roll.

The Borrower.  The borrower is New Rama Krishna Properties, LLC, a Texas limited liability company and a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 7979 Westheimer Apartment Homes Mortgage Loan. Arun Verma is the guarantor of certain nonrecourse carveouts under 7979 Westheimer Apartment Homes Mortgage Loan.

The Sponsor.  The sponsor, Arun Verma, serves as a general partner of the borrower, and has 28 years of direct involvement in real estate acquisition, development, rehabilitation and management. Mr. Verma was the Founder, Chairman and CEO of BVM Real Estate, Inc. for six years and Chairman and CEO of BVM Group for 23 years. According to Mr. Verma’s real estate investment schedule, he maintains partnership equity interest of approximately $209.8 million in 12 multifamily projects and approximately 192,500 square feet of office space.

Escrows.  The loan documents provide for upfront escrows in the amount of $174,055 for real estate taxes, $41,847 for insurance and $211,250 for deferred maintenance. The loan documents also provide for ongoing monthly reserves in the amount of $41,442 for real estate taxes, $19,927 for insurance and $11,475 for replacement reserves.

Lockbox and Cash Management.  Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below) the 7979 Westheimer Apartment Homes Mortgage Loan requires the borrower to establish a lender-controlled lockbox account. The loan documents also require that during a Cash  Management Trigger Event all revenues received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Other than during a Cash Sweep Event (as defined below), all excess funds on deposit are disbursed to the borrower.

A “Cash Management Trigger Event” will commence upon the occurrence of (i) an event of default; (ii) any bankruptcy action of the borrower; (iii) any bankruptcy action of the guarantor; or (iv) any bankruptcy action of the manager. A Cash Management Trigger Event will end with respect to clause (i), when such event of default has been cured, and with respect to clauses (ii), (iii) and (iv), when such bankruptcy petition has been discharged, stayed, or dismissed, among other conditions.  Clause (iv) may also be cured by the borrower replacing the manager with a qualified manager acceptable to the lender.

A “Cash Sweep Event” will commence upon the occurrence of (i) an event of default; (ii) any bankruptcy action of the borrower; (iii) any bankruptcy action of the guarantor; or (iv) any bankruptcy action of the manager. A Cash Sweep Event will end with respect to clause (i), when such event of default has been cured, with respect to clause (ii) and (iii), when such bankruptcy petition has been discharged, stayed, or dismissed among other conditions, and with respect to clause (iv), when the borrower has replaced the manager with a qualified manager acceptable to the lender or when such bankruptcy petition has been discharged, stayed or dismissed among other conditions.

Property Management.  The 7979 Westheimer Apartment Homes Property is managed by an affiliate of the borrower.

Assumption.  The borrower has the right to transfer the 7979 Westheimer Apartment Homes Property one year after the origination date, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, a rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C28 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7979 WESTHEIMER APARTMENT HOMES

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 7979 Westheimer Apartment Homes Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the 7979 Westheimer Apartment Homes Property during the loan term. At the time of loan closing, the 7979 Westheimer Apartment Homes Property had insurance coverage for windstorm.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C28	Transaction Contact Information

Transaction Contact Information

Questions may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062
Fax (312) 658-0140

A.J. Sfarra	Tel. (212) 214-5613
Fax (212) 214-8970

Alex Wong	Tel. (212) 214-5615
Fax (212) 214-8970